UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

WASHINGTON TRUST BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders:
On behalf of the Washington Trust Bancorp, Inc. Board of Directors, it is my pleasure to invite you to the 2026 Annual Meeting of Shareholders. This year’s Annual Meeting will be held solely by remote communication via live webcast. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement will serve as your guide to the business to be conducted at the meeting. A copy of these materials, as well as our Annual Report to Shareholders, is available on our Investor Relations website at https://ir.washtrust.com/proxy.
As we reflect on 2025, a milestone year in which Washington Trust marked 225 years of community banking, we do so with gratitude and renewed confidence in the strength, adaptability, and enduring purpose of our institution. The spirit of progress that inspired our founding in 1800 still drives us today, and in 2025 it guided a meaningful transformation across our company.
For more than two centuries Washington Trust has navigated economic cycles, industry change, and generational shifts while remaining a trusted financial partner to individuals, businesses, and communities across New England. In 2025, our endurance and adaptability were evident once again. Following a pivotal balance sheet restructuring at the end of 2024—undertaken to reposition our company for long-term profitability—we entered 2025 stronger and had a transformative year, sharpening our focus on relationship-driven growth that enhances our long‑term earnings ability.
We strengthened our core banking and wealth management businesses by investing in leadership, skills, and technology aligned with our strategic priorities. We expanded our Wealth Management division with new talent and the acquisition of assets from Lighthouse Financial Management, and hired a seasoned Chief Commercial Banking Officer to lead Washington Trust’s commercial growth strategy. Together, these actions deepened our expertise, broadened our reach, and increased our capacity to deliver integrated and comprehensive financial solutions to our customers.
Within our business lines, we continued modernizing and enhancing the customer experience while maintaining the personal service and trusted advice that have defined Washington Trust for generations. We believe this approach—pairing high‑touch service with a broad suite of solutions—serves us well and uniquely positions Washington Trust among community banks.
In addition to these enhancements, we launched Age with WisdomTM, a program designed to support older adults, and their families and caregivers, with tailored tools, education, and resources to help them navigate financial decisions with confidence. The initiative helps safeguard customers’ financial well‑being and empowers them to maintain independence as they age. Age with WisdomTM reflects an important extension of our mission as a community‑focused financial partner and reinforces our commitment to meeting the needs of customers at every stage of life.
We also continued to invest in our physical footprint and long‑term presence in Rhode Island. Only one year after opening our 28th branch, in Providence’s Olneyville neighborhood, in 2025 we announced our plans to bring a new full‑service branch to Pawtucket in fall 2026. This 29th branch reflects our commitment to serving communities across Rhode Island and maintaining convenient access to local banking services.
These efforts reinforced our focus on building long-term value, and we closed the year with improved financial performance, including growth in net interest income, wealth management and mortgage banking revenues, and in-market deposits. In 2025, net income totaled $52.2 million—a significant improvement from the prior year and an important step forward in our financial trajectory.

Sustainable growth enables us to reinvest meaningfully in the communities we serve, which is an essential responsibility of a successful community bank. In 2025, our charitable giving focused on initiatives that promote stability and opportunity: supporting access to housing, addressing food insecurity, advancing financial education, and strengthening community resilience. Together, these efforts reflect a long-standing commitment to community impact and philanthropy that remains central to who we are.
None of our accomplishments this year would have been possible without our employees. Their dedication, professionalism, and compassion continue to define Washington Trust’s culture and reputation. In 2025, Providence Business News named us one of the Best Places to Work in Rhode Island for the 15th consecutive year, and nationally, American Banker named Washington Trust one of the Best Banks to Work For, placing us among a select group of institutions recognized for exceptional workplace cultures.
As we move into 2026, we do so with momentum and a clear strategic focus. Our goal is straightforward: to be a top performing community bank, driven by strong core performance, disciplined growth, and an unwavering commitment to our customers and communities. Building on a year of transformation, Washington Trust is well positioned for the opportunities ahead.
Thank you for your continued trust and partnership.

Sincerely,

Edward O. Handy III Chairman and Chief Executive Officer	Mary E. Noons President and Chief Operating Officer

Notice of Annual Meeting of Shareholders

Date and Time:    Tuesday, the 28th of April, 2026, at 11:00 a.m. ET

Location:    The Washington Trust Bancorp, Inc. 2026 Annual Meeting of Shareholders (the “Annual Meeting”) will be held solely by remote communication via live webcast at www.virtualshareholdermeeting.com/WASH2026. To join the meeting, be sure to have the control number provided to you on the proxy card or Notice of Internet Availability of Proxy Materials. You will not be able to attend the Annual Meeting in person.

Agenda:	1.	The election of four directors, nominated by the Board of Directors and named in the Proxy Statement, each to serve for a three-year term and until their successors are duly elected and qualified;
	2.	The ratification of the selection of Crowe LLP to serve as the Corporation’s independent registered public accounting firm for the year ending December 31, 2026;
	3.	The approval of an amendment to the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 675,000 shares.
	4.	A non-binding advisory resolution to approve the compensation of the Corporation’s named executive officers; and
	5.	Such other business as may properly come before the meeting, or any postponement or adjournment thereof.

Record Date:    Shareholders of record at the close of business on March 3, 2026 are entitled to notice of and to vote at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy by telephone, Internet or by signing and returning the proxy card by mail. Please refer to this Proxy Statement for additional information.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting To Be Held on April 28, 2026
On or about March 17, 2026, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to all shareholders of record as of March 3, 2026, containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K and vote your shares. The Notice also contains instructions on how you can (i) receive a paper copy of the proxy materials, if you only received the Notice by mail, or (ii) elect to receive your proxy materials over the Internet.
By Order of the Board of Directors,
Kristen L. DiSanto
Corporate Secretary

March 17, 2026

Indebtedness and Other Transactions	55
Policies and Procedures for Related Party Transactions	55
Section 16(a) Reports	55
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	56
Proposal 3: Approval of an Amendment to the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance Under the Plan by 675,000 Shares	56
Proposal 4: Non-Binding Advisory Resolution to Approve the Compensation of the Corporation’s Named Executive Officers Proposal	65
Other Information	66
Other Business	66
Expense of Solicitation of Proxies	66
Exhibit A	67

Proxy Statement
The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation” or “Washington Trust”) for use at the Annual Meeting of Shareholders to be held by remote communication via live webcast on Tuesday, the 28th of April, 2026 at 11:00 a.m. ET, and any postponement or adjournment thereof.
As of March 3, 2026, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, there were 19,039,948 shares of our common stock, $0.0625 par value, outstanding. Each share of common stock is entitled to one vote per share on all matters to be voted upon at the Annual Meeting, with all holders of common stock voting as one class.
On or about March 17, 2026, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to all shareholders of record as of March 3, 2026. The Notice included instructions on how to access this Proxy Statement and our Annual Report on Form 10-K. You may access the proxy materials at
https://ir.washtrust.com/proxy. Printed copies may be obtained at no charge by contacting the Corporation by phone at (800) 475-2265 or by email at investor.relations@washtrust.com.

Required Votes and Board Recommendations

Proposal		Required Vote (a)	Board of Directors Recommendation
1.	Elect the following nominees as director:	As required by Rhode Island law, a plurality of votes cast by holders of common stock entitled to vote at the Annual Meeting.	FOR ALL
Robert A. DiMuccio, CPA; Sandra Glaser Parrillo; Debra M. Paul; and Jeffrey M. Wilhelm
2.	Ratify the selection of Crowe LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2026.	A majority vote of the shares present in person or represented by proxy and entitled to vote on the subject matter.	FOR
3.	Approve an amendment to the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 675,000 shares.	A majority vote of the shares present in person or represented by proxy and entitled to vote on the subject matter.	FOR
4.	Approve, on a non-binding, advisory basis, the compensation of the Corporation’s named executive officers.	A majority vote of the shares present in person or represented by proxy and entitled to vote on the subject matter.	FOR
(a)Abstentions, broker non-votes, and votes withheld with respect to Proposal 1 will have no effect on the election of directors. Broker non-votes will have the same effect as a vote "against" Proposal 2 but will not affect the outcome of Proposal 3 and 4. Abstentions will have the same effect as a vote “against” Proposal 2, 3 and 4.
We know of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement.  If any other matters not described in this Proxy Statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holder.

Quorum
A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

Broker Non-votes
If you are a beneficial owner of shares held through a broker, bank, or other nominee and do not provide voting instructions, that intermediary may be permitted to vote your shares at its discretion. Under certain New York Stock Exchange rules—which in this matter also apply to Nasdaq‑listed companies such as Washington Trust—brokers and other intermediaries may exercise discretion only on matters classified as “routine,” and may not vote uninstructed shares on “non‑routine” matters. A broker non‑vote occurs when the intermediary has received no voting instructions and is prohibited from voting because the item is considered non‑routine. Proposals 1, 3, and 4 are non‑routine, so your broker, bank, or other agent cannot vote your shares on those items without your instructions. Proposal 2 is routine, so if you do not submit voting instructions by your broker’s deadline, your intermediary may vote your shares on Proposal 2 at its discretion.

Revocation of Proxies
The presence of a shareholder at the Annual Meeting will not automatically revoke a proxy previously delivered by that shareholder. A shareholder may revoke his or her proxy at any time before it is exercised by: (1) submitting another proxy bearing a later date, by mail, Internet or telephone, (2) by attending the Annual Meeting and voting at the Annual Meeting, or (3) by notifying the Corporation of the revocation in writing to the Corporate Secretary of the Corporation, 23 Broad Street, Westerly, RI 02891.  If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before such shares are voted) will be voted “for” all of the nominees in Proposal 1; and “for” Proposals 2, 3 and 4.

Proposal 1: Election of Directors
Our Board of Directors is divided into three classes, with one class elected at each annual meeting. The Corporation’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), require that the three classes be as nearly equal in number as possible.
There are presently 11 directors, divided into three classes. The Corporation’s By-laws require any director who attains age 72 to resign from the Board of Directors as of the Annual Meeting of Shareholders following such director’s 72nd birthday. There is no exception or waiver process for this requirement. Constance A. Howes, a member of the class of directors with a term expiring at the 2027 Annual Meeting of Shareholders (the “2027 Class”), has reached age 72, and will resign immediately prior to the 2026 Annual Meeting. The Board has determined that, effective on the date of Ms. Howes’ resignation, Mark K. W. Gim, a member of the class of directors with a term expiring at the 2026 Annual Meeting (the “2026 Class”), will move from the 2026 Class to the 2027 Class. The resignation and reappointment of Mr. Gim is being effected solely to rebalance the Board classes and in accordance with the Corporation’s Amended and Restated Articles of Incorporation, as amended.
Four individuals will be elected to the Board of Directors, each to serve until the 2029 Annual Meeting of Shareholders and until his or her respective successor is elected and qualified. Based on the recommendation of the Nominating Committee, the Board of Directors has nominated Robert A. DiMuccio, CPA, Sandra Glaser Parrillo, Debra M. Paul, and Jeffrey M. Wilhelm for election at the Annual Meeting.  Each of the nominees for director is presently a director of the Corporation, except Mr. Wilhelm.  Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting.  In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if the Board of Directors designates such other persons.  The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.
Recommendation:    The Board of Directors unanimously recommends that shareholders vote “FOR” each of the nominees in this proposal.

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 2

Corporate Governance
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which are available on our website at
https://ir.washtrust.com/govdocs.  The Corporate Governance Guidelines describe our corporate governance practices and address issues such as Board composition and responsibilities, Board leadership structure, the Board’s relationship with management and executive succession planning.
Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Board Leadership Structure
The Board believes that the Corporation’s Chief Executive Officer is best positioned to serve as Chairman because he is the director most familiar with the Corporation’s business and industry, and most capable of effectively identifying and executing strategy.  The Corporation’s independent directors bring experience, oversight and expertise from outside of the Corporation, while the Chief Executive Officer brings Corporation-specific experience and expertise.  The Board recognizes its responsibility to hold management accountable for the execution of strategy once it is developed.  The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of shareholders because it fosters effective decision-making and strategy development while providing for independent oversight of management.

Independent Lead Director
The Corporation’s Corporate Governance Guidelines provide that the Chair of the Nominating Committee of the Board serves as Lead Director.  The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on meeting agendas, and acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and advising him on the efficiency of the Board meetings and the facilitation of communication between the non-management directors and management.

Director Independence
The Corporation’s Board has determined that each of current directors Robert A. DiMuccio, CPA, Joseph P. Gencarella, CPA, Constance A. Howes, Esq., Sandra Glaser Parrillo, Debra M. Paul, John T. Ruggieri, Edwin J. Santos, Lisa M. Stanton and Angel Taveras, Esq. is considered independent under the Nasdaq Listing Rules.
Any shareholder who wishes to make their concerns known to the independent directors may avail themselves of the procedures described under the heading “Communications With the Board of Directors” later in this Proxy Statement.

Executive Sessions
The Board believes that executive sessions consisting solely of independent directors are part of good governance practices.  The Board conducts executive sessions as deemed necessary from time to time and at least twice a year as required by the Nasdaq Listing Rules.

Director Nominations
The Corporation is committed to strong Board recruitment practices that align with the Corporation’s long-term strategic needs. We seek to select directors who reflect a diverse set of skills, professional and personal backgrounds, perspectives and experiences.
The Nominating Committee is responsible for identifying, evaluating and recommending director candidates to the Board. We consider a variety of factors including diversity, independence, experience, existing and desired skill sets, and anticipated retirements to identify gaps and establish priorities for Board refreshment.

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While we do not have a specific diversity policy, we seek representation across a range of attributes including gender, race, ethnicity, industry and professional experience.
At a minimum, each nominee to become a Board member, whether proposed by a shareholder or any other party, must:
1.have the highest personal and professional integrity, demonstrate sound judgment, and effectively interact with other members of the Board to serve the long-term interests of the Corporation and our shareholders;
2.have experience at a strategic or policy-making level in a business, government, not-for-profit or academic organization of high standing;
3.have a record of distinguished accomplishment in his or her field;
4.be well regarded in the community and have a long-term reputation for the highest ethical and moral standards;
5.have sufficient time and availability to devote to the affairs of the Corporation, particularly in light of the number of boards on which the nominee may serve; and
6.to the extent such nominee serves or has previously served on other boards, have a demonstrated history of actively contributing at board meetings.
The Nominating Committee evaluates all such proposed nominees in the same manner, without regard to the source of the initial recommendation of such proposed nominee.  In seeking candidates to consider for nomination to fill a vacancy on the Corporation’s Board, the Nominating Committee may solicit recommendations from a variety of sources, including current directors, our Chief Executive Officer and other executive officers.  The Nominating Committee may also engage a search firm to assist in identifying or evaluating candidates.
The Nominating Committee will consider nominees recommended by shareholders.  Shareholders who wish to submit recommendations for candidates to the Nominating Committee must submit their recommendations in writing to the Corporate Secretary of the Corporation at 23 Broad Street, Westerly, RI 02891, who will forward all recommendations to the Nominating Committee.  For a shareholder recommendation to be considered by the Nominating Committee for election at the 2027 Annual Meeting of Shareholders, it must be submitted to the Corporation by November 17, 2026.  All shareholder recommendations for nominees must include the following information:
1.the name and address of record of the shareholder;
2.a representation that the shareholder is a record holder of our securities, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
3.the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed nominee;
4.a description of the qualifications and background of the proposed nominee that addresses the minimum qualifications and other criteria for board membership approved by the Corporation’s Board;
5.a description of all arrangements or understandings between the shareholder and the proposed nominee;
6.the consent of the proposed nominee to (a) be named in the proxy statement relating to our 2027 Annual Meeting of Shareholders, and (b) serve as a director if elected at the 2027 Annual Meeting of Shareholders; and
7.any other information regarding the proposed nominee that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission (“SEC”).

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Shareholder nominations that are not submitted to the Nominating Committee for consideration may be made at an Annual Meeting of Shareholders in accordance with the procedures set forth in clause (e) of Article Eighth of our Articles of Incorporation.  Specifically, advanced written notice of any nominations must be received by the Corporate Secretary not less than 14 days nor more than 60 days prior to any meeting of shareholders called for the election of directors (provided that if fewer than 21 days’ notice of the meeting is given to shareholders, notice of the proposed nomination must be received by the Corporate Secretary not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders). For this Annual Meeting, such proposals must be received by the Corporation not earlier than February 27, 2026 and not later than April 14, 2026. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2027.

Shareholder Proposals
Any shareholder who wishes to submit a proposal for presentation to the 2027 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, RI 02891, Attention: Corporate Secretary, not later than November 17, 2026 for inclusion, if appropriate, in our proxy statement and the form of proxy relating to the 2027 Annual Meeting of Shareholders.  Any proposal submitted after November 17, 2026 will be considered untimely.  Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. For deadlines related to shareholder director nominations, see “Director Nominations” above.

The Board’s Role in Risk Oversight
The Board’s role in the Corporation’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Corporation, including operational, credit, interest rate, liquidity, fiduciary, legal, regulatory, compensation, strategic and reputational risks.  The full Board of the Corporation or of our subsidiary bank, The Washington Trust Company, of Westerly (the “Bank”) (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the Corporation’s management to enable it to understand and determine the adequacy of our risk identification, risk management and risk mitigation strategies.  When a committee receives a report, the Chair of the relevant committee reports on the discussion to the full Board of the Corporation or the Bank at the next Board meeting.  This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.  As part of its charter, the Audit Committee is responsible for review and oversight of the Corporation’s Enterprise Risk Management Program.

Communications With the Board of Directors
Any shareholder desiring to send communications to the Corporation’s Board, or any individual director, may forward such communication to our Corporate Secretary at our offices at 23 Broad Street, Westerly, RI 02891.  The Corporate Secretary will collect all such communications and forward them to the Corporation’s Board and any such individual director.

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Board of Directors
The following is biographical information as of March 17, 2026 for each member of and nominee for the Board of Directors, including positions held, principal occupation and business experience for the past five years or more. The description includes the specific experience, qualifications, attributes and skills that, in the case of each nominee for director, led to the conclusion by the Board of Directors that such person should serve as a director of the Corporation; and in the case of each director who is not standing for election at the Annual Meeting, that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. Additionally, we believe each has a reputation for honesty, integrity and adherence to high ethical standards, and has demonstrated business acumen and sound judgment, as well as a commitment to the Corporation and its shareholders. All current directors of the Corporation also serve on the board of directors of the Bank.

Robert A. DiMuccio, CPA
Age:	68	Director Since:	2010	Term in Office Expires:	2026
Business Experience: Mr. DiMuccio retired as President and Chief Executive Officer of Amica Mutual Insurance Company on September 30, 2022. He had served as President and Chief Executive Officer of Amica since 2005, and also served as Chairman from 2009 until retiring on December 31, 2022. He joined Amica in 1991 as a Vice President and served in various positions of progressive responsibility, including Chief Financial Officer and Treasurer.  Prior to joining Amica, he served as an Audit Partner with the public accounting firm of KPMG LLP, with public and non-public company audit experience, including banking and insurance companies. He was also a director and past Chair of the American Property Casualty Insurance Association and has earned the Chartered Property Casualty Underwriter (CPCU) designation. Mr. DiMuccio’s qualifications to serve on the Board of Directors include his extensive experience in the areas of audit, accounting and financial reporting, as well as his record of leadership in the financial services industry.

Joseph P. Gencarella, CPA
Age:	63	Director Since:	2022	Term in Office Expires:	2028
Business Experience: Mr. Gencarella served as an Audit Partner with public accounting firm KPMG LLP before his retirement in 2021. He joined KPMG in 1985 and served in various positions of progressive responsibility throughout the years. He has extensive experience with public and non-public company audits, including banking and insurance companies; SEC and regulatory reporting; and internal controls and risk management. He served as a trustee for the Rhode Island Public Expenditure Council from 2012 to 2020 and was a member of Providence College President’s Council from 2013 to 2020. Mr. Gencarella’s qualifications to serve on the Board of Directors include his extensive experience in the areas of audit, accounting and financial reporting.

Mark K. W. Gim
Age:	59	Director Since:	2022	Term in Office Expires:	2027
Business Experience: Mr. Gim served as President and Chief Operating Officer of the Corporation and the Bank from 2018 until his retirement in April 2023. He joined the Bank in 1993 and held various positions of increasing responsibility in financial planning and asset/liability management, including Treasurer and Chief Strategy Officer. He had the responsibility for oversight of the Retail Banking Division from 2011 through 2013 and of the Wealth Management Division from 2013 to 2018. Mr. Gim’s qualifications to serve on the Board of Directors include his global view of the financial industry and markets, with deep institutional knowledge and strategic acumen.

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Edward O. Handy III
Age:	64	Director Since:	2016	Term in Office Expires:	2028
Business Experience: Mr. Handy assumed the role of Chairman and Chief Executive Officer of the Corporation and the Bank in 2018, after serving as President and Chief Operating Officer of the Corporation and the Bank since 2013. Prior to joining Washington Trust, he served in various positions of increasing responsibility for Citizens Bank from 1995 through 2013. These roles included President of Citizens Bank in Rhode Island and Connecticut; Executive Vice President, Head of Commercial Real Estate; and President and Chief Executive Officer of Charter One Bank of Ohio (an affiliate of Citizens Bank).  Prior to that, he held positions at Fleet National Bank with concentration in commercial lending and credit analysis. Mr. Handy’s qualifications to serve on the Board of Directors include his extensive banking and leadership experience, with particular emphasis on his extensive background in the area of commercial banking, credit administration and loan workout.

Constance A. Howes, Esq.
Age:	72	Director Since:	2018	Term in Office Expires:	2027
Business Experience: Ms. Howes served as President and CEO of Women & Infants Hospital of Rhode Island from October 2002 through October 2013. She served at Care New England Health System as EVP of Women’s Health from October 2013 through October 2015, and Women’s Health Advisor from November 2015 through July 2016.  Prior to working in healthcare, she practiced business law in Providence, RI.  She served as an Adjunct Professor at Roger Williams School of Law, teaching Health Law and Policy in 2017 and 2019, and was a Faculty Advisor for the Brown University Executive Master of Healthcare Leadership program from 2014 through 2020.  She previously served on the Board of Trustees of the American Hospital Association and as the Chair of the RI Governor’s Workforce Board, as well as on the boards of numerous community organizations. Ms. Howes’ qualifications to serve on the Board of Directors include her extensive legal expertise; her experience as an executive of several large healthcare organizations; and her experience on governing boards of various non-profit, industry and government entities. Ms. Howes will reach age 72 before the Annual Meeting and pursuant to our by-laws, will resign from the Board effective April 27, 2026.

Sandra Glaser Parrillo
Age:	69	Director Since:	2020	Term in Office Expires:	2026
Business Experience: Ms. Parrillo served as President and Chief Executive Officer of Providence Mutual Fire Insurance Company from 2000 until her retirement in February 2021. She joined the property-casualty mutual insurance company in 1977 as an underwriter and has served in various positions of progressive responsibility. She was awarded the designation of Chartered Property Casualty Underwriter (CPCU) and Certified Insurance Counselor. She is also a past director and Chair of the National Association of Mutual Insurance Companies and past director of the Rhode Island Public Expenditure Council. Her qualifications to serve on the Board of Directors include her extensive experience in leading a successful financial service company, as well as her experience on governing boards of nonprofit and for-profit corporations.

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Debra M. Paul
Age:	62	Director Since:	2024	Term in Office Expires:	2026
Business Experience: Ms. Paul served as Chief Executive Officer of Fellowship Health Resources, Inc. (“FHR”), a subsidiary of Elwyn, a non-profit human services organization, from July 2013 until her retirement from that position in December 2021. Following her retirement as CEO, she served as Senior Vice President of Integration with Elwyn until June 2022. Ms. Paul joined FHR in 2012 and held the position of Chief Financial Officer until her promotion to CEO. Ms. Paul served as Chief Financial Officer and Senior Vice President of Finance of Women & Infants Hospital from 2006 until 2011. She also served as Senior Audit Manager with the public accounting firm KPMG, LLP. She is a former Certified Public Accountant. Ms. Paul served on the board of Coastway Bancorp, Inc. from 2008 through its acquisition by HarborOne Bancorp, Inc. in 2018. She currently serves on the board and is the Audit Committee Chair of both Amica Mutual Insurance Company and Elwyn, and previously served on the Board and as Audit Committee Chair of Blue Cross Blue Shield Rhode Island. Ms. Paul’s qualifications to serve on the Board of Directors include her extensive experience in audit, accounting and financial reporting; experience as an executive of several large healthcare organizations; and her experience on governing boards of various financial services and non-profit entities.

John T. Ruggieri
Age:	69	Director Since:	2019	Term in Office Expires:	2028
Business Experience: Mr. Ruggieri served as Senior Vice President and Chief Financial Officer for Gilbane Building Company, a global integrated construction and facility management services firm, and as Vice President and Chief Financial Officer for Gilbane, Inc., a global construction and real estate development firm from 2005 until his retirement in April 2022.  Prior to joining the Gilbane companies, he served as Executive Vice President and Chief Financial Officer for Emissive Energy Corporation, a manufacturer of lighting electronics and equipment.  From 1980 through 2004, he worked for A.T. Cross Company, an international manufacturer of fine writing instruments, timepieces and personal accessories, holding various positions of increasing responsibility, ultimately being named Senior Vice President and Chief Financial Officer in 1997 and assuming the additional responsibility of President, Pen Computing Group in 2001.  Mr. Ruggieri is a former certified public accountant. His qualifications to serve on the Board of Directors include his expertise in audit, finance, accounting and taxation, as well his experience as an executive of several large companies and knowledge of real estate development, facilities management and construction matters.

Edwin J. Santos
Age:	66	Director Since:	2012	Term in Office Expires:	2027
Business Experience: Mr. Santos has had a distinguished career in banking, with experience in risk management, corporate governance, management advisory services, acquisitions, and reengineering efforts. He served for many years in various positions of significant responsibility with FleetBoston Financial Group, and more recently served as Group Executive Vice President and General Auditor for Citizens Financial Group prior to his retirement in 2009. Mr. Santos currently serves as a member of the board and chairperson of the audit committee of Flywire Corporation (Nasdaq symbol: FLYW). He is also a member of the board of Providence Mutual Fire Insurance Company. He is Past Chairperson of the Board of Prospect CharterCARE, LLC, Past President of the Board of Trustees of Rocky Hill School, former board member of Fidelity Institutional Asset Management and a former member of the Bryant University Board of Trustees. Mr. Santos’ professional competency, broad experience in the financial services industry and strong reputation in the Rhode Island community qualify him to serve on the Board of Directors.

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Lisa M. Stanton
Age:	62	Director Since:	2021	Term in Office Expires:	2027
Business Experience: Ms. Stanton has served since 2021 on the Board of Directors of Red Violet, Inc. (Nasdaq symbol: RDVT), a data information company. She served on the board of Trulioo, an on-demand global identity verification company based in Vancouver, Canada, from January 2020 to June 2021. Additionally, she served as a member of the Venture Investments Board and as an Advisor to the IT Resilience and Strategy Committee of the Board of Directors of Nationwide Building Society, a financial institution in London, England from September 2016 through December 2019. She has more than 25 years of financial services, technology and data security experience, most recently serving as General Manager, Enterprise Strategy for American Express from December 2018 through her retirement in April 2020. From 2014 through 2016, she served as Chief Executive Officer for InAuth, a digital security platform deployed by financial institutions globally to protect their mobile and online banking capabilities. Following the acquisition of InAuth by American Express in 2016, she continued serving as InAuth’s President through 2018. She was the founder of the U.S. division of Monitise, a technology company that hosted a mobile banking and payments platform for banks and credit unions, where she served as Chief Executive Officer from 2007 to 2009, General Manager of the London-based Monitise Group from 2009 to 2013 and President, Americas from 2013 to 2014. She also served as a Senior Vice President for Citizens Financial Group from 1996 to 2007 and First New Hampshire Bank from 1991 to 1996, holding leadership roles in real estate; venture capital; retail distribution; digital, mobile and online channels; and card and payments products. She began her career as a commercial real estate broker, attaining the designation of Certified Commercial Investment Member (CCIM). Ms. Stanton’s qualifications to serve on the Board of Directors include extensive experience as a financial services executive and as a board member; deep expertise in risk management, data security, digital and technology matters; and her knowledge of commercial real estate matters.

Angel Taveras, Esq.
Age:	55	Director Since:	2024	Term in Office Expires:	2027
Business Experience: Mr. Taveras is founder and shareholder of Taveras Law, P.C. where he has practiced law since January 2026. From January 2024 to January 2026, Mr. Taveras served as Senior Counsel for Adler Pollock & Sheehan P.C. He was a Partner with Womble Bond Dickinson (US) LLP from January 2021 until January 2024. He previously served as Shareholder with Greenberg Traurig LLP from February 2015 until January 2021. Mr. Taveras was Mayor of the City of Providence, Rhode Island from January 2011 until January 2015. A graduate of Harvard University and Georgetown University Law Center, he served as an Adjunct Professor at Providence College from January 2016 through 2024. He is a member of the board and has served on the Audit Committee for Brown University Health. He is a former board member for the National Civic League. Mr. Taveras’ qualifications to serve on the Board of Directors include his extensive legal expertise; leadership experience as Mayor of a major city in our footprint; and his experience on governing boards of various non-profit, industry and government entities.

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Jeffrey M. Wilhelm
Age:	43	Nominee for Director
Business Experience: Mr. Wilhelm is the founder and Chief Executive Officer of Infused Innovations, a consulting firm incorporated in 2012 focused on helping organizations scale through the responsible deployment of new and emerging technologies. He previously served as Chief Technology Officer and Chief Digital Transformation Officer at Envision Technology Advisors from 2010 to 2020. Mr. Wilhelm has more than 25 years of experience in corporate and consulting roles across industries and has worked with global teams to solve impactful problems with a focus on cloud, data, and security. He currently serves on the State of Rhode Island Artificial Intelligence Taskforce since 2024, the AI Advisory Committee at the Rhode Island Foundation since 2025, Vice President of the Board of Trustees at Rocky Hill Country Day School since 2023 and as Chairman of the North Kingstown Town Council’s Information Technology Advisory Committee since 2015. He also serves on the Board of Advisors for the Launch Lab at the University of Rhode Island since 2021 and a RIHub Venture Mentoring Service mentor since 2021. Mr. Wilhelm previously served on the Board of Directors at Covalent Media Group from 2021 to 2024 and on the Board of Directors at Datarista, Inc from 2015 to 2022. Mr. Wilhelm’s qualifications to serve on the Board of Directors include his expertise in data, artificial intelligence and technology matters; cybersecurity and risk management; leadership experience; and his experience on governing boards of civic, nonprofit and for-profit organizations.

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Board Composition, Qualifications and Diversity
We believe the Board is comprised of directors representing an effective mix of experience, skills and perspectives. The following charts and graphs highlight the current composition of our Board.

The Nominating and Corporate Governance Committee is engaged in an ongoing process to identify and evaluate qualified candidates that best serve the needs of the Corporation.

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Committee Membership and Meetings
Current committee membership and the number of meetings of the full Board and each committee held during 2025, are shown in the following table.

	Independent Director	Board	Audit Committee	Compensation Committee	Executive Committee	Nominating Committee
Robert A. DiMuccio, CPA	■	µ	■+	■	t	t
Joseph P. Gencarella, CPA	■	■	■+
Mark K.W. Gim		■
Edward O. Handy III		¬			■
Constance A. Howes, Esq.	■	■		■	■	■
Sandra Glaser Parrillo	■	■		■
Debra M. Paul	■	■	■+
John T. Ruggieri	■	■	t+		■	■
Edwin J. Santos	■	■	■	t	■	■
Lisa M. Stanton	■	■	■
Angel Taveras, Esq.	■	■	■
Number of Meetings in 2025		11	9	6	3	5
¬ = Chair of the Board µ = Lead Director t = Committee Chair ■ = Member + = Financial Expert

During 2025, each member of the Corporation’s Board attended at least 75% of the aggregate number of meetings of the Corporation’s Board and the committees of the Corporation’s Board of which such person was a member.  While we do not have a formal policy related to Board member attendance at annual meetings of shareholders, directors are encouraged to attend each annual meeting to the extent reasonably practicable.  All directors attended the 2025 Annual Meeting of Shareholders.

Executive Committee
The Executive Committee may exercise all powers and duties of the Corporation’s Board when such Board is not in session, except for such business that by law only the full Board is authorized to perform.

Nominating Committee
The Nominating Committee’s responsibilities and authorities, which are discussed in detail in its written charter (available on our website at https://ir.washtrust.com/govdocs), include, among other things:
▪Establishing procedures for identifying and evaluating nominees for the Board.
▪Establishing procedures to be followed by shareholders in submitting recommendations for director candidates to the Nominating Committee.
▪Evaluating and recommending to the Board qualified individuals to serve as Board and/or committee members consistent with criteria set by the Board.
▪Reviewing and assessing succession plans for the Chief Executive Officer position.
▪Developing and recommending to the Corporation’s Board various corporate governance policies including a set of Corporate Governance Guidelines, the Code of Ethics and Standards for Ethical Conduct (“Code of Ethics”) and the Insider Trading Procedures.
▪Overseeing the Corporation’s environmental, social and governance policies and initiatives.
▪Overseeing the evaluation of the Corporation’s Board and management.
The Nominating Committee recommended that Robert A. DiMuccio, CPA, Sandra Glaser Parrillo, Debra M. Paul, and Jeffrey M. Wilhelm be nominated for election to serve as directors until the 2029 Annual Meeting

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of Shareholders and until their successors are duly elected and qualified. Mr. Wilhelm was recommended by a non-management director.
Audit Committee
The Audit Committee has a written charter that is available on our website at https://ir.washtrust.com/govdocs.  The charter is reviewed annually and amended as appropriate to reflect the evolving role of the Audit Committee. The responsibilities of the Audit Committee include, among other things:
▪Overseeing and reviewing our financial statements, accounting practices and related internal controls, as well as audits of the financial statements of the Corporation and its subsidiaries.
▪Overseeing our relationship with our independent registered public accounting firm, including having the sole authority and responsibility for all decisions related to appointing, compensating, evaluating, retaining, assessing the independence of, and, when appropriate, replacing the Corporation’s independent registered public accounting firm.
▪Overseeing our internal audit function.
▪Reviewing and approving all audit plans, including scope and staffing.
▪Establishing procedures for the submission, receipt and treatment of complaints or concerns regarding accounting or auditing matters.
▪Monitoring compliance with the Code of Ethics and any related investigations.
▪Overseeing and reviewing the Corporation and the Bank’s compliance program and risk management efforts, as well as our credit review program and related results, asset quality and the adequacy of our allowance for credit losses.
Management is responsible for the financial reporting process, including the Corporation's system of internal controls, and the preparation of the Corporation's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Corporation's independent registered public accounting firm is responsible for performing an independent audit of the Corporation's consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee's responsibility is to oversee and review these processes, and it relies on expertise and knowledge of management, internal auditor and independent auditor in carrying out that role. The Audit Committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the Corporation's system of internal controls.
In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Additionally, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee is directly involved in the selection of the new lead engagement partner.
The Board has determined that each member of the Audit Committee is an independent director under the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board has determined that Directors DiMuccio, Gencarella, Paul and Ruggieri each qualify as an “audit committee financial expert” under the Exchange Act.
The Audit Committee’s report on our audited financial statements for the fiscal year ended December 31, 2025 appears under the heading “Audit Committee Report” later in this Proxy Statement.

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Compensation Committee
The Compensation Committee has a written charter that is available on our website at https://ir.washtrust.com/govdocs.  Generally, the Compensation Committee is responsible for executive and director compensation decisions, and reports all actions to the members of the Corporation’s Board.  The Compensation Committee’s responsibilities and authorities, which are discussed in detail in its charter, include, among other things:
▪Establishing our compensation philosophy, and reviewing compensation practices to ensure alignment with that philosophy.
▪Establishing annual compensation for the Chief Executive Officer and all other executive officers including salary, incentive and equity compensation.
▪Establishing incentive plans for all employees, and approving awards under such plans to the Chief Executive Officer and all other executive officers.
▪Annually reviewing the Succession and Talent Development Plan.
▪Establishing director compensation.
▪Approving equity compensation awards and the terms of such awards to employees and directors.
▪Reviewing the impact of our compensation practices in relation to the Corporation’s risk management objectives.
▪Administering our retirement, benefit and equity compensation plans, programs and policies.
A schedule of meetings and preliminary agenda is approved by the Compensation Committee at the end of each year for the coming fiscal year.  The Compensation Committee regularly invites members of the senior management team, including the Chief Executive Officer, to attend meetings. However, these executives are not voting members nor are they present during executive session deliberations regarding their own compensation.  The Compensation Committee meets regularly in executive session without the presence of employee directors and management.
The Compensation Committee has authority under its charter to select, retain, terminate and approve the fees of advisers, counsel or other experts or consultants, as it deems appropriate.  The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, to assist in fulfillment of its duties.  Meridian was selected by the Compensation Committee after review of, among other things, our needs, the qualifications of firm personnel, firm independence, firm resources, past experience with the firm, and a good faith estimate of fees, and was not made pursuant to the recommendation of management.  Meridian advises the Compensation Committee with respect to compensation and benefit trends, best practices, market analysis, plan design and establishing targets for individual compensation awards.  The use of an independent compensation consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our philosophy and objectives.  Meridian reports directly to the Compensation Committee, and meets with members at least annually in executive session without the presence of employee directors and management.  The Compensation Committee does not prohibit Meridian from providing services to management, but such engagement must be requested or approved by the Compensation Committee. The Compensation Committee has considered all relevant factors, including the six factors listed in Rule 10C-1(b)(4) of the Exchange Act and further included in the Compensation Committee’s charter, and determined that no conflict of interest exists with respect to Meridian. During 2025, Meridian received total remuneration of $100,060 for consulting services on behalf of the Compensation Committee related to compensation analysis and planning.  We did not engage Meridian for any services other than those related to executive and director compensation consulting on behalf of the Compensation Committee.
The Compensation Committee may delegate authority to fulfill certain administrative duties regarding the compensation and benefit programs to our management team.  The Compensation Committee solicits the input and recommendations of the Chief Executive Officer for compensation awards to other executives, including the named executive officers.  Such awards are further discussed in executive session, with decisions made by the Compensation Committee without the Chief Executive Officer’s involvement.

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Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 3, 2026 regarding (i) the beneficial ownership interest in our common stock of the directors and certain executive officers of the Corporation and the Bank, (ii) the beneficial ownership interest of all directors and executive officers of the Corporation, as a group, and (iii) the security holdings of each person, including any group of persons, known by the Corporation to be the beneficial owner of five percent (5%) or more of our common stock outstanding based solely on the information reported by such persons in their most recent Schedule 13D or 13G filings with the SEC.

	Common Stock	Exercisable Options (a)	Vested Restricted Stock Units (b)	Total (c)	Percentage of Class
Nominees and Directors:
Robert A. DiMuccio, CPA	20,280	—	1,230	21,510	0.11%
Joseph P. Gencarella, CPA (d)	1,128	—	1,230	2,358	0.01%
Mark K.W. Gim	34,273	—	1,230	35,503	0.19%
Edward O. Handy III	49,136	—	—	49,136	0.26%
Constance A. Howes, Esq.	4,940	—	3,850	8,790	0.05%
Sandra Glaser Parrillo	2,255	—	1,230	3,485	0.02%
Debra M. Paul	—	—	—	—	—%
John T. Ruggieri	3,906	—	1,230	5,136	0.03%
Edwin J. Santos	5,200	—	1,230	6,430	0.03%
Lisa M. Stanton	1,346	—	1,230	2,576	0.01%
Angel Taveras, Esq.	100	—	—	100	—%
Certain Executive Officers:
Mary E. Noons	17,339	—	—	17,339	0.09%
Ronald S. Ohsberg	16,697	—	—	16,697	0.09%
Kathleen A. Ryan	7,249	3,800	—	11,049	0.06%
Rolando A. Lora	99	—	2,505	2,604	0.01%
All directors, nominees and executive officers as a group (21 persons)	218,787	13,500	14,965	247,252	1.30%
Beneficial Owners:
BlackRock, Inc. (e) 50 Hudson Yards, New York, NY 10001	1,548,192	—	—	1,548,192	8.12%
FMR LLC (f) 245 Summer Street, Boston, MA 02210	1,262,080	—	—	1,262,080	6.62%
The Vanguard Group (g) 100 Vanguard Blvd., Malvern, PA 19355	966,273	—	—	966,273	5.07%
(a)Stock options that are or will become exercisable within 60 days of March 3, 2026.
(b)Restricted stock units that are or will become vested within 60 days of March 3, 2026.
(c)Total does not include a performance share unit award for Messrs. Handy, Ohsberg and Lora and Mses. Noons and Ryan and certain other executive officers that is based on the Corporation’s relative performance during the measurement period, which ended December 31, 2025 and was further subject to a time-based vesting period, which ended on January 24, 2026.  Relative performance results were not available as of March 17, 2026, and therefore, the final awards have not been ascertained.  Information regarding these grants including the current performance assumption is presented under the heading “Outstanding Equity Awards at Fiscal Year End” later in this Proxy Statement.
(d)Held by MidwayFour, LLC, of which Mr. Gencarella is a member. Mr. Gencarella disclaims beneficial ownership of the shares held by MidwayFour, LLC except to the extent of his pecuniary interest therein.
(e)Based solely on information set forth in a Schedule 13G/A filed with the SEC on April 17, 2025.
(f)Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2025.
(g)Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024.

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Executive Officers
The following is a list of all executive officers of the Corporation and the Bank with their titles, current ages and years of service, followed by certain biographical information.

Name	Title	Age	Years of Service
Edward O. Handy III	Chairman and Chief Executive Officer	64	12
Mary E. Noons	President and Chief Operating Officer	64	33
Ronald S. Ohsberg	Senior Executive Vice President, Chief Financial Officer and Treasurer	61	8
Kristen L. DiSanto	Senior Executive Vice President, Chief Human Resources Officer and Corporate Secretary	56	31
William K. Wray Sr.	Senior Executive Vice President and Chief Risk Officer	67	10
James C. Brown	Senior Executive Vice President and Chief Commercial Banking Officer	60	—
Dennis L. Algiere	Executive Vice President, Chief Compliance Officer and Director of Community Affairs	65	30
Maria N. Janes	Executive Vice President, Chief Accounting Officer and Controller	55	28
Michelle L. Kile	Executive Vice President and Chief Retail Banking Officer	43	1
Rolando A. Lora	Executive Vice President, Chief Retail Lending Officer and Director of Community Lending	55	2
Kathleen A. Ryan, Esq.	Executive Vice President and Chief Wealth Management Officer	60	10
Biographical information for Mr. Handy is provided under the heading “Board of Directors” earlier in this Proxy Statement.
Mary E. Noons joined the Bank in 1992 and has held positions of increasing responsibility in managing lending support, loan operations, secondary market, consumer lending, mortgage operations and mortgage origination. She was promoted to Senior Vice President in 2011. In 2016, she was promoted to Retail Lending division head, assuming responsibility for all mortgage and consumer lending activities. She was promoted to Executive Vice President in 2016, appointed Executive Vice President and Chief Retail Lending Officer in 2018 and appointed Senior Executive Vice President and Chief Retail Lending Officer in 2022. In 2023, she was promoted to President and Chief Operating Officer of the Corporation and the Bank.
Ronald S. Ohsberg joined the Bank in 2017 as Executive Vice President and Treasurer. Later that year, he was promoted to Senior Executive Vice President and Treasurer. He was promoted to Senior Executive Vice President, Chief Financial Officer and Treasurer in 2018.
Kristen L. DiSanto joined the Bank in 1994 and held positions of increasing responsibility within Human Resources.  She was promoted to Senior Vice President, Human Resources in 2009, and to Executive Vice President, Human Resources in 2012. She was promoted to Senior Executive Vice President, Chief Human Resources Officer and Assistant Secretary of the Corporation and the Bank in 2017. She was promoted to Senior Executive Vice President, Chief Human Resources Officer and Corporate Secretary of the Corporation and the Bank in 2018.

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William K. Wray, Sr. joined the Bank in 2015 as Senior Vice President, Risk Management. He was promoted to Executive Vice President and Chief Risk Officer in September 2015 and to Senior Executive Vice President and Chief Risk Officer in 2017.
James C. Brown joined the Bank in September 2025 as Senior Executive Vice President and Chief Commercial Banking Officer. From 2023 to 2025, he served as Senior Executive Vice President and Head of Commercial Banking at Berkshire Bank. Prior to that, he spent more than two decades at Boston Private Bank & Trust Company (“Boston Private”) in multiple senior executive roles, ultimately serving as Co‑President of the Commercial Bank through the acquisition of Boston Private by Silicon Valley Bank. Following the acquisition in 2021, he continued with Silicon Valley Bank as Head of Specialty Commercial within the Private Bank.
Dennis L. Algiere joined the Bank in 1995 as Compliance Officer. He was promoted to Vice President, Compliance in 1996 and to Senior Vice President, Compliance and Community Affairs in 2001.  He was named Senior Vice President, Chief Compliance Officer and Director of Community Affairs in 2004, and promoted to Executive Vice President, Chief Compliance Officer and Director of Community Affairs in 2019.
Maria N. Janes, CPA joined the Bank in 1997 and held positions of increasing responsibility within accounting function ascending to Controller in 1998. She was promoted to Senior Vice President in 2010. In 2016, she was promoted to Executive Vice President and Controller, and designated as Principal Accounting Officer of the Corporation and the Bank. In 2020, she was appointed Executive Vice President, Chief Accounting Officer and Controller of the Corporation and the Bank.
Michelle L. Kile joined the Bank in November 2024 as Executive Vice President and Chief Retail Banking Officer. She previously served as Vice President of Branch Services at Digital Federal Credit Union from 2023 to 2024 and as Senior Vice President of Retail Banking at BankHometown from 2018 to 2023.
Rolando A. Lora joined the Bank in April 2023 as Executive Vice President, Chief Retail Lending Officer and assumed the additional responsibility of Director of Community Lending in September 2023. He previously served as Mortgage Retail Sales Senior Manager for the New England, Upstate New York, and New Jersey regions with Wells Fargo Bank’s Boston, MA Home Lending division from 2019 to 2023.
Kathleen A. Ryan, Esq. joined the Bank in 2015 as Senior Vice President, Client Services and Trust and Estate Services. In 2017, she was promoted to Executive Vice President, Wealth Management. In 2018, she was promoted to Executive Vice President and Chief Wealth Management Officer.

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Compensation Risk Analysis
Annually, the Compensation Committee (the “Committee”) performs a complete review of the Corporation’s short-term and long-term incentive compensation plans to assess and ensure that arrangements do not encourage executives and/or other employees to take excessive risks.  The Committee Chair presents the results of this review to the Board.
As part of the review, the Committee analyzes governance practices, plan design, and policies and internal controls. The Committee identifies areas of material risk to the Corporation, including operational, credit, interest rate, liquidity, compliance, strategic and reputational risks.  Following the completion of a detailed analysis, the Committee concluded that all incentive plans appropriately balance risk and reward, and align employee interests with shareholders based on the following observations:
▪We structure our pay to consist of fixed (salary) and variable compensation (cash incentive and equity). We believe variable elements provide an appropriate percentage of overall compensation to motivate executives to focus on performance, while fixed elements provide an appropriate and fair compensation level that does not encourage executives to take unnecessary or excessive risks.
▪Our compensation program balances short-term and long-term performance, and does not place inappropriate focus on achieving short-term results at the risk of long-term, sustained performance.
▪Most incentive plans (including plans covering executive officers) include a threshold, target and maximum award.  By establishing a maximum, we ensure that the compensation mix remains within acceptable ranges and limit excessive payments under any one element.
▪All incentive plan designs are reviewed and approved by the Committee annually.
▪Performance targets for cash incentive plans are established annually.  We have internal controls over the measurement and calculation of the performance metrics, which are designed to prevent manipulation of results by any employee, including the executives. Additionally, the Board monitors the corporate performance metrics each month.
▪The Committee has the discretion to modify any plan payment downwards, allowing for consideration of the circumstances surrounding corporate and/or individual performance.
▪The Corporation has an Incentive Compensation Clawback and Forfeiture Policy that applies to the Corporation’s executive officers. In the event the Corporation is required to restate previously reported financial statements due to material noncompliance with any financial reporting requirements, executive officers are required to reimburse the Corporation for any cash or equity award that would not have been earned based on restated financial results. Among other things, this policy is intended to discourage executives from manipulating performance results that would assure a payment.
▪The Incentive Compensation Clawback and Forfeiture Policy also provides that, in the event of an executive’s misconduct, the Committee may require the executive to (a) reimburse the Corporation for any cash or equity award in an amount determined by the Committee; and (b) forfeit any outstanding cash or equity awards in whole or in part.
▪There are appropriate internal controls and oversight of the approval and processing of payments.
▪There are robust internal controls and segregation of duties throughout the Corporation, including areas responsible for making credit and investment decisions, as well as financial reporting.
▪The Corporation has a strong risk management and corporate governance framework to identify, measure, monitor and control current and emerging material risks. We have appointed a Chief Risk Officer to assist the Board and executive leadership in managing our overall risk program. Additionally, various committees of management and the Boards of the Corporation and the Bank may be responsible for evaluating and managing the risks associated with credit granting, interest rate and liquidity, investment portfolio management, fiduciary services and technology.

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▪Equity compensation consists of performance share units, restricted stock units, and stock options, which vest over a minimum of three years. These grants encourage a long-term perspective on overall corporate performance, which ultimately influences share price appreciation.  Equity compensation helps to motivate long-term performance, balancing the cash incentives in place to motivate short-term performance.
▪Annually, the Committee reviews our 25 top paid employees, regardless of position, providing added context and oversight to overall compensation throughout the Corporation.

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Compensation Discussion and Analysis
The Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid to senior executives is fair, reasonable, competitive, performance-based and aligned with shareholder interests. This Compensation Discussion and Analysis (“CD&A”) describes our compensation program, as well as the Committee’s determinations regarding executive compensation and the rationale for those determinations.

Executive Summary
Following a major balance sheet restructuring at the end of 2024—an essential step in positioning the Corporation for long-term profitability—we entered 2025 with renewed strength and momentum. We sharpened our focus on relationship‑driven growth that enhances our long‑term earnings potential. We reinforced our core banking and wealth management businesses by investing in the leaders, capabilities, and technology that support our strategic direction. Our Wealth Management division expanded through both new talent and the acquisition of assets from Lighthouse Financial Management, strengthening our advisory platform and accelerating fee‑based revenue opportunities. We also added an experienced Chief Commercial Banking Officer to accelerate Washington Trust’s commercial banking strategy and deepen our presence in key markets. Together, these actions expanded our expertise, extended our market reach, and increased our capacity to deliver comprehensive, integrated financial solutions. Key performance highlights and resulting compensation actions include:

How Did We Perform In 2025?
Wealth Management	Mortgage Banking	Lending	Retail Banking
Wealth management revenues totaled an impressive $41.2 million and assets under administration stood at $7.8 billion at year end.	Mortgage banking revenues totaled $12.1 million, up by 10% over 2024. Total origination volume was $667 million, up 31% from 2024.	Total loans (commercial, residential and consumer) amounted to $5.1 billion at year end.	Deposits totaled $5.3 billion at year end, which grew by 3% during the year.

2025 Corporate Results
Strong Earnings Momentum	Net Interest Margin Improvement	Excellent Asset Quality	Delivered Long-Term Shareholder Value
On a year over year adjusted basis*, net income increased nearly 27% to $51.8 million, while ROAE improved to 9.84% from 8.52% and ROAA to 0.77% from 0.57%.	Full-year net interest margin was 2.40%, up 53 basis points from the prior year.	Asset quality indicators remained strong. Nonperforming assets were 0.20% of total assets, compared with 0.34% as of December 31, 2024.	We maintained our strong dividend of $2.24 per share during 2025, resulting in an annualized dividend yield of 7.58%.

How Did We Pay Our Executives?
Modest merit increases	Bonuses aligned with performance	Performance-based equity grants
The Committee approved modest base salary increases for 2025 and 2026 in line with market trends.	Based on corporate, divisional and individual performance results, plan formulas resulted in bonus payments slightly above target.	All executives received a performance share unit grant, which will be earned based on relative performance over a three-year period.
*As reported in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

We believe these decisions appropriately balance pay and performance. Compensation actions and the Committee’s decision-making process are further explained in the narrative following this summary.

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Compensation Philosophy and Objectives
Our success is highly dependent on hiring, developing and retaining qualified people who are motivated to perform for the benefit of our shareholders, customers and community.  The Committee believes that an effective executive compensation program should be designed to reward the achievement of specific annual, long-term and strategic goals, and align executive interests with shareholders, with the ultimate objective of enhancing shareholder value.  The goal of our compensation program is to compensate senior leadership in a manner that encourages superior corporate performance, defined as at or above the top third of our peers.
Our compensation program places emphasis on:
▪attracting and retaining the best talent in the financial services industry;
▪providing executives with compensation that is competitive with similarly-sized financial institutions;
▪linking pay to performance;
▪motivating executives to achieve the goals set in our strategic plan;
▪returning a fair value to shareholders; and
▪ensuring that compensation supports sound risk management practices.
To these ends, the Committee believes that compensation packages provided to executives, including the named executive officers listed in this Proxy Statement, should include both cash and stock-based compensation that reward short-term and long-term performance as measured against established goals, both on an absolute and relative basis.

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Foundational Elements of Our Executive Compensation Program
Our compensation programs are built on a foundation of compensation best practices and sound governance practices, which we believe our shareholders demand, including:

What We Do
✓	Ensure pay for performance alignment.
✓ Allocate a significant portion of total compensation to performance-based pay.
✓ Grant significant portion of long-term equity compensation as performance-based awards for the CEO and all other named executive officers.
✓ Incorporate absolute and relative performance metrics into our incentive plans.
✓ Review pay-performance alignment (i.e., realized and realizable pay).
✓	Engage an independent compensation consultant who reports directly to the Compensation Committee.
✓	Benchmark our practices annually to ensure executive compensation remains consistent with the market.
✓	Subject short-term and long-term incentive payments to caps.
✓	Perform an annual compensation risk assessment.
✓	Maintain share ownership guidelines.
✓	Require that change in control agreements contain double-trigger rather than single-trigger provisions.
✓	Subject cash and equity incentive awards to an Incentive Compensation Clawback and Forfeiture Policy.
What We Don’t Do
✗	We don’t maintain employment contracts.
✗	We don’t provide excise tax gross-ups on change in control payments.
✗	We don’t provide excessive perquisites.
✗	We don’t allow repricing of underwater options without shareholder approval.
✗	We don’t provide current payment of dividends or dividend equivalents on unearned long-term incentives.
✗	We don’t allow executive officers to engage in hedging.

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Factors Considered in Determining Pay Programs and Making Pay Decisions
The Committee is responsible for all executive compensation decisions and reports all actions to the Corporation’s Board. The following chart outlines the primary factors considered in determining executive compensation:

Determining Pay for the Chief Executive Officer		Determining Pay for Other Named Executive Officers
-	Compensation consultant’s analysis	-	Compensation consultant’s analysis
-	Market benchmarks	-	Market benchmarks
-	Corporate performance	-	Corporate and business unit performance
-	Internal and external economic conditions	-	Internal and external economic conditions
-	Tally sheets and wealth accumulation analyses	-	Tally sheets and wealth accumulation analyses
-	Compensation relative to other executives	-	Compensation relative to other executives
-	Assessment of the Chief Executive Officer’s performance by the independent directors of the Corporation’s Board	-	Chief Executive Officer’s assessment of the executive’s performance and compensation recommendations

Benchmarking Compensation
Prior to the beginning of each fiscal year, the Committee consults with Meridian, its independent compensation consultant, to assess the competitiveness and effectiveness of our executive compensation program.  In the fall of 2024, Meridian provided an analysis of base salary, short-term incentive, long-term incentive and total compensation practices of comparable companies in the banking industry, which was used by the Committee to establish compensation for 2025.  The compensation consultant considered individual compensation elements, as well as the total compensation package, and assessed the relationship of pay to performance.
In performing this analysis, Meridian used a peer group of banking institutions, which was reviewed and approved by the Committee.  The peer group included institutions of generally similar asset size, regional location, and to the extent possible, organizations with a wealth management business line since this represents a significant part of our business model.  At the time of peer group selection, the Corporation was positioned approximately at the median of the peer group in terms of total assets, with asset size ranging from $3.0 billion to $14.0 billion (approximately one-half to two times the size of the Corporation). All banks were based in the Northeast and Mid-Atlantic region.  The peer group used in the report presented for consideration of 2025 compensation decisions consisted of the following financial institutions:

Arrow Financial Corporation	Berkshire Hills Bancorp	Brookline Bancorp, Inc.
Camden National Corporation	CNB Financial Corporation	Enterprise Bancorp, Inc.
Financial Institutions, Inc.	First Commonwealth Financial Corp.	The First of Long Island Corporation
Mid Penn Bancorp, Inc.	NBT Bancorp Inc.	OceanFirst Financial Corp.
Peapack-Gladstone Financial Corp.	Sandy Spring Bancorp, Inc.	S & T Bancorp, Inc.
Tompkins Financial Corporation	TrustCo Bank Corp NY	Univest Financial Corporation
A peer group analysis is limited to those positions for which compensation information is disclosed publicly. Therefore, the compensation consultant also used published compensation surveys to supplement peer group information, including the McLagan Regional & Community Banking Survey.  Similar asset and regional scope comparisons were used for the benchmarking analysis.

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Setting Pay and Mix
We target total compensation at the 50th percentile of market pay, with opportunities for upward or downward adjustment based on individual performance and actual corporate performance on an absolute and relative basis. Each executive has a target total compensation opportunity that consists of base salary, short-term cash incentive and long-term equity compensation elements. We believe that our target compensation mix (outlined below) allows our compensation to vary appropriately based on corporate and individual performance in a manner that is aligned with shareholder interests and represents sound risk management principles.
Target Pay Mix

Base Salary	Short Term Incentives	Long Term Incentives
Because a substantial portion of compensation is based on short-term and long-term corporate, divisional and individual performance results, actual total compensation, as well as the percentage of compensation delivered under each element, will vary annually. We believe that our most senior executives should have a significant portion of pay provided through at-risk performance-based compensation elements.

Tally Sheets and Wealth Accumulation Analyses
Annually, the Committee reviews a presentation of total compensation, or “tally sheet,” for each executive officer. This detailed analysis of actual and potential compensation includes:
▪a summary of total compensation for the current and previous fiscal year, including actual allocation to each compensation element;
▪incentive opportunity and related performance levels needed to achieve threshold, target and maximum payouts;
▪the value of perquisites, if applicable;
▪potential value of unvested equity grants at various levels of stock performance;
▪overall total compensation ranking within the Corporation; and
▪potential post-employment payments.
The Committee uses the tally sheets to evaluate each executive officer’s total compensation, as well as the impact of the Corporation’s performance on compensation. We believe this analysis is an integral part of our evaluation of the executive compensation program.

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The Role of Shareholder Say-on-Pay Votes
The Corporation provides its shareholders with the opportunity to cast an annual non-binding advisory vote to approve the compensation of the named executive officers (the “say-on-pay proposal”). At the Annual Meeting of Shareholders held on April 22, 2025, 94% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. We believe this affirms shareholders’ support of our approach to executive compensation; therefore, the Compensation Committee did not make significant changes to the compensation program for named executive officers in 2025. The Committee will continue to consider the outcome of annual say-on-pay votes when making future compensation decisions.

Base Salary
Our base salaries consider market pay levels and reflect individual roles, performance, experience and leadership contribution.  Generally, base salaries are targeted at the 50th percentile of our peer group. After consideration of individual-based factors and market data, the Committee approved base salaries for the named executive officers as outlined below.

	2024 Salary	2025 Salary	2026 Salary
Handy	$780,000	$811,000	$850,000
Noons	$416,000	$440,000	$462,000
Ohsberg	$385,000	$400,000	$415,000
Ryan	$360,000	$375,000	$388,125
Lora	$336,000	$350,000	$364,000
_____________________

Short-Term Incentive Compensation
Annually, the Committee reviews all incentive plans to ensure that they are designed in a manner that continues to motivate employees to achieve our strategic goals without excessive or undue risk. The Committee believes that short-term incentives are instrumental in motivating and rewarding executives for achievement of annual corporate and division goals. All executive officers participated in the Annual Performance Plan during 2025. In addition, Ms. Ryan participated in our Wealth Management Business Building Incentive Plan, which rewards achievement of growth targets for the wealth management business unit, and Mr. Lora participated in our Retail Lending Growth Incentive Plan, which rewards achievement of growth targets for the retail lending business unit. Plan terms, including the target bonus levels and relationship of payouts to achievement of financial metrics, were established by the Committee in consultation with the independent compensation consultant.

Annual Performance Plan
In 2023 and 2025, all of the named executive officers were eligible for an incentive payment under the Annual Performance Plan. The Annual Performance Plan was not active for 2024. Details of named executives’ awards under this plan for performance in 2023 and 2025 are described under the headings “Executive Compensation - Summary Compensation Table” later in this Proxy Statement. Provisions related to the plan design are outlined below.
▪Performance measurement period: January 1 through December 31 of each year 2023 and 2025.
▪Target awards: Each executive has a target incentive opportunity, defined as a percentage of base‑salary earnings, which varies based on position and scope of responsibility (detailed below).

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	Target Incentive Opportunity	Allocation
		Corporate Performance	Individual Performance
Handy	50%	70%	30%
Noons	40%	70%	30%
Ohsberg	35%	60%	40%
Ryan	30%	60%	40%
Lora	30%	60%	40%
▪Range of potential awards: 0% to 150% of target, determined using a linear interpolation as outlined below.

	Minimum	Threshold	Target	Maximum
Performance Range	<80% of Goal	80% of Goal	100% of Goal	120%+ of Goal
Payout Range	0% of Target	50% of Target	100% of Target	150% of Target
▪Corporate performance metrics: For 2025, Corporate performance was based on two equally weighted financial metrics - pre-tax pre-provision net revenue (PPNR) and return on assets (ROA), consistent with publicly-released results. For 2023, Corporate performance was based on three equally weighted financial metrics - GAAP Net Income, fully diluted earnings per share (EPS), and return on equity (ROE), consistent with publicly-released results.  The Board established performance targets at the beginning of each period based on our strategic objectives.  At the end of each year, the actual performance for each of the financial metrics is measured separately against its target. Corporate performance exceeding the threshold performance target will result in progressively increasing payment levels. The Compensation Committee has the discretion to further modify goals or results (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation; or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. This would include, but was not limited to, one‐time acquisition‐related expenses and impact of share repurchases, if applicable, to the extent such impact was not a factor in setting the original goals.
▪Assessment of individual performance and determination of awards: The assessment of individual performance can range from 0% to 150%. The award for the Chief Executive Officer is determined with consideration of matters such as leadership of the senior management team; achievement of strategic priorities; community involvement and presence; market expansion and enhancement; strategic planning and implementation; corporate governance; investor relations; talent acquisition and development; diversity, inclusion and equity efforts; risk management; and ability to focus the Corporation on the long-term interests of our shareholders.  For the other named executive officers, the award is determined with consideration of matters such as leadership; contribution towards the achievement of strategic priorities; strategic planning; and achievement of business unit operational and/or production goals. The Committee relies upon the assessment of the performance of the Chief Executive Officer by the independent directors of the Corporation’s Board, and considers the Chief Executive Officer’s assessment of the performance of all other senior executives.
Regardless of the actual award determined by the plan parameters, the Committee had the discretion to modify any award downwards. Plan payments are subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.

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2025 Annual Performance Plan Awards
Individual performance was assessed based on the criteria described earlier. Corporate performance targets and results for 2025 are outlined in the following table.

Metric	2025 Performance Targets	2025 Results	Award Level
PPNR	$71,596,000	$76,613,000	117.5%
ROA	0.81%	0.78%	90.8%
Final Corporate Performance Component Award			104.1%
After consideration of the Board’s assessment of the CEO’s 2025 performance, the achievement of corporate and divisional goals, and the CEO’s award recommendations for the named executive officers, the Compensation Committee made the following awards:

	Corporate Performance Component Award (104.1%)	Individual Performance Component Award (0-150%)	Total Plan Payment	Overall Percentage of Plan Target
Handy	$295,184	$144,816	$440,000	108.6%
Noons	$128,063	$71,937	$200,000	113.8%
Ohsberg	$87,356	$62,644	$150,000	107.3%
Ryan	$70,192	$49,808	$120,000	106.8%
Lora	$65,512	$49,488	$115,000	109.6%

Wealth Management Business Building Incentive Plan
Ms. Ryan is eligible for an additional incentive award based on the performance of the wealth management division.  This incentive is intended to drive growth in the wealth management business line, which is an important contributor to our net income.  Provisions related to her 2025 award are outlined below.
▪Performance measurement period: January 1, 2025 through December 31, 2025.
▪Performance metrics: Awards are based on four metrics, each with a defined weighting: division pre‑tax earnings (30%), division revenues (30%), new business (20%), and lost business (20%). In determining new and lost business, routine flows (contributions and distributions) are excluded and amounts are based on market value at the time of the activity with no later market adjustments.
▪Target payment: $90,000, payable in cash.
▪Range of potential awards: 0% to 150% of target (outlined in the table below), with the achievement of each metric assessed individually and using a linear interpolation.

	Minimum	Threshold	Target	Maximum
Performance Range	<25% of Goal	25% of Goal	100% of Goal	117.5%+ of Goal
Payout Range	0% of Target	70% of Target	100% of Target	150% of Target
Regardless of the actual award determined by the plan parameters, the Committee has the discretion to modify any award downwards. Plan payments are subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.
In 2025, plan targets were:  (i) division pre-tax earnings of $14,999,000; (ii) division revenues of $41,669,000; (iii) new business of $579,000,000; and (iv) lost business of $(343,000,000).  During 2025, the wealth management division met 109.0% of the pre-tax earnings goal, 100.7% of the revenue goal, and 117.6% of the new business goal, but did not meet the threshold for a payment under the lost business metric.  This performance resulted in a total bonus payment of $96,930 to Ms. Ryan under this plan, which is equal to 107.7% of the plan target.

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Retail Lending Growth Incentive Plan
Mr. Lora is eligible for an additional incentive payment based on the performance of the retail lending division. This incentive is intended to drive growth in the retail lending business unit, which is an important source of noninterest income, as well as a key contributor to interest-earning assets and related net interest income. Provisions related to his 2025 award are outlined below.
▪Performance measurement period: January 1, 2025 through December 31, 2025.
▪Performance metrics: Awards are based on three equally-weighted metrics - total residential real estate loan origination volume (“origination metric”); net realized gains on loan sales (“sales revenue metric”); and non-accrual loans as a percentage of loan portfolio balances based on one-family to four-family dwellings (“asset quality metric”). Performance for the origination metric and sales revenue metric is assessed against annual goals set by the Committee. Asset quality metric performance is assessed by comparing the Corporation’s average performance for the prior completed 20 quarters to the average of an industry comparator group median over the same period.
▪Target payment: $50,000. To focus performance on both goal achievement and the long term success of the division, the plan payment was allocated approximately 50% in equity (restricted stock units, further subject to time-based vesting) and 50% in cash.
▪Range of potential awards: 0% to 150% of the target award. With respect to the origination and sales revenue metrics, performance exceeding a threshold of 70% of the performance target results in progressively increasing payment levels, ranging from 25% to 200%. With respect to the asset quality metric, the payout range is 0% to 100%. Performance for the three metrics is averaged, and further subject to a maximum award of 150% of target.
Regardless of the actual award determined by the plan parameters, the Committee has the discretion to modify any award downwards. Plan payments are subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.
In 2025, plan targets were:  (i) total origination volume of $700,000,000; (ii) sales revenue of $10,554,000; and (iii) non-accruing asset quality ratio that is no greater than 49 basis points more than the average of the industry comparator group median over the prior 20 completed quarters. During 2025, the division met 95.3% of the total origination goal (which resulted in a 87.5% payout for that metric); 93.9% of the sales revenue goal (which resulted in a 87.5% payout for that metric); and Washington Trust’s non-accruing asset quality ratio was 8 basis points higher than the average of the industry comparator group median over the prior 20 completed quarters (which resulted in a 100% payout for that metric). This performance resulted in a total bonus payment of $45,835, which is equal to 91.7% of the plan target. On January 22, 2026, Mr. Lora received a grant of 728 restricted stock units, which had a grant date fair value of $22,917 and received the remainder of the bonus payable under this plan, $22,918, in cash.

Executive Bonus Plan (applicable to 2024 only)
The Committee suspended the Annual Performance Plan for 2024 only, replacing it with a simplified incentive plan (the Executive Bonus Plan), the funding of which was based on net income. The plan target focused on providing sufficient earnings to support the current dividend in order to “pay our shareholders first”. The Committee recognized that bonus payments would likely be significantly below target, but nonetheless believed it was necessary, and in fact prudent, to provide executives with the opportunity to earn some level of bonus to retain talent and effectively motivate the team to achieve strategic goals, position the Corporation for future success, and ensure the continuation of a strong dividend for our shareholders.
Under the Executive Bonus Plan, a target bonus pool was funded based on the Corporation’s net income performance. Once the available Bonus Pool was determined, the Committee exercised negative discretion to ‘right size’ payments to an appropriate level given both corporate performance and each executive’s individual performance. The Committee also considered efforts in the areas of liquidity, capital, credit, deposits, expense management, net interest margin, balance sheet optimization strategies which may not

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be fully reflected in 2024 performance, but instead will position Washington Trust to resume growth of a long-term focused, profitable, relationship-driven Corporation. This was also a driver for making a portion of each executive’s award payable in the Corporation’s stock and in fact, for CEO Handy, the majority of his 2024 bonus award was paid in the Corporation’s stock. Plan payments are subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.

Long-Term Equity Incentive Compensation
The granting of stock-based incentives is viewed as a desirable long-term incentive compensation strategy because it closely links the interests of management with shareholders; provides an opportunity for increased executive stock ownership; aids in executive retention; and rewards executives for focusing on long-term stock value.  In determining the form of equity to be granted, the Committee considers many factors, including the ability to drive corporate performance; retention and stock ownership; tax and accounting treatment; and impact on dilution.

Annual Equity Grant Timing
Employee and director equity award grants are made by the Committee during the normal course of committee meetings. Prior to each year, a schedule of committee meeting dates and activities, including planned equity grants, is approved by the Committee. Equity award grants are made at such meetings and effective on that date or at a specified future date, with any stock options issued at the closing price on the date of grant. From time to time, we may structure a new hire employment offer to include an equity grant with such grant being effective on the date of Committee approval or date of hire, if later.
The Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options to our named executive officers, or any other person, during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that disclosed material nonpublic information.

2025 Long-Term Equity Incentive Compensation Design and Award
We are committed to providing compensation that reinforces a strong pay and performance link to our leadership team. Our equity compensation program is designed to achieve this objective. All of our named executive officers received a performance-based long term equity grant in 2025.
Performance share unit awards are designed to position total compensation at the 50th percentile with opportunities for upward and downward adjustment based on actual corporate performance compared to an industry comparator group, providing true pay for performance through the leveraging of equity awards.
Selecting and defining the performance measurements for the award was a critical decision for the Committee. Measures needed to reflect our strategic plan and growth strategy, as well as shareholder expectations.  In addition, measures had to be within the control and influence of the grantees so that there is a true correlation between actual contribution and reward.  After reviewing a number of performance metrics, and in consultation with the compensation consultant, the Committee decided to base performance on relative core return on equity (“Relative Core ROE”), relative core earnings per share growth (“Relative Core EPS Growth”) and relative net charge offs as a percent of total loans (“Relative Net Charge Offs”), weighted at 40.0%, 40.0% and 20.0%, respectively. Provisions related to the 2025 awards are outlined below.
▪Range of potential awards: 0% to 200% of the target award.
▪Performance measurement period: January 1, 2025 through December 31, 2027.
▪Performance criteria: Relative Core ROE, Relative Core EPS Growth and Relative Net Charge Offs. Core ROE and Core EPS Growth measurements are objectively defined by S&P Global Market Intelligence as GAAP results adjusted to use net income after taxes and before extraordinary items, less net income attributable to non-controlling interest, gain on the sale of held

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to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items. S&P Global Market Intelligence uses a consistent tax rate in all tax adjusted metrics.
▪Industry comparator group: All publicly-traded banks and thrifts located in New England and the Mid-Atlantic (excluding institutions in Puerto Rico) with assets of $3.0 billion to $14.0 billion (based on information published by S&P Global Market Intelligence).
▪Dividend equivalents: Dividends will be paid retroactively in cash only on earned shares once the award is earned and the earned shares are actually issued.
In addition to this performance share unit award, the named executive officers received a restricted stock unit grant subject to time-based vesting. 2025 awards to the named executive officers are summarized in the following table:

	Performance Share Units Range of Payouts (# of Shares) (a)				Time-Based Restricted Stock Unit Grant (b)
	Minimum	Threshold	Target	Maximum
Relative Performance	0-25th percentile	25th percentile	50th percentile	100th percentile
Handy	—	3,885	7,770	15,540	7,770
Noons	—	1,760	3,520	7,040	3,520
Ohsberg	—	1,440	2,880	5,760	2,880
Ryan	—	1,270	2,540	5,080	2,540
Lora	—	1,270	2,540	5,080	2,540
(a)The Corporation must achieve threshold performance at the 25th percentile for each metric to qualify for an award based on that metric. Payouts range from 50% to 200% of the target award based on a straight-line interpolation for performance from the 25th percentile to the 100th percentile. Awards are further subject to time-based vesting on the three-year anniversary of the grant.
(b)Grants are subject to time-based vesting on the three-year anniversary of the grant.
_____________________

Except as outlined in the next sentence, each award is subject to forfeiture in the event of the executive’s termination of employment prior to the three-year anniversary of the grant. Each award is subject to full vesting in the event of a change in control or death and prorated vesting in the event of retirement or disability prior to the three-year anniversary of the grant, provided however that the number of earned shares on performance share unit awards will still be determined based on the Corporation’s performance during the full three-year performance period. Equity grants are subject to recoupment as described under the heading “Compensation Discussion and Analysis - Incentive Compensation Clawback and Forfeiture Policy” later in this Proxy Statement.

2022 Performance Share Unit Awards that Became Earned in 2025
In 2022, Messrs. Handy and Ohsberg and Mses. Noons and Ryan were granted performance share units with an opportunity to earn from 0% to 200% of the target award. These grants were structured in the same manner described earlier, except that performance was based on the Corporation’s Relative Core EPS Growth and Relative Core ROE performance during the measurement period of January 1, 2022 through December 31, 2024 (with each year weighted equally) and the industry comparator group was based on all publicly-traded banks and thrifts located in New England and the Mid-Atlantic (excluding institutions in Puerto Rico) with assets of $2.5 billion to $12.0 billion. On April 21, 2025, the Committee certified the following performance results:

	Percentile Ranking Relative to Industry Comparator Group
Metric	Calendar Year 2022	Calendar Year 2023	Calendar Year 2024	Weighted Average	Resulting Payout
Core Return on Equity	71.0%	51.0%	53.0%	58.0%	116.0%
Core EPS Growth	12.0%	20.0%	51.0%	28.0%	56.0%
Final Payout For Award					86.0%

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Final awards and dividends payable on earned shares from the grant through issuance dates are outlined in the following table.

	Range of Payouts (# of Shares)				Final Award Earned (86% of Target)
	Minimum	Threshold	Target	Maximum	Shares	Dividends
Handy	—	3,595	7,190	14,380	6,184	$44,648
Noons	—	1,155	2,310	4,620	1,987	$14,346
Ohsberg	—	1,335	2,670	5,340	2,297	$16,584
Ryan	—	1,155	2,310	4,620	1,987	$14,346

Subsequent Committee Actions in 2026
In early 2026, the Committee made a restricted stock unit grant subject to time-based vesting to Messrs. Handy, Ohsberg and Lora and Mses. Noons and Ryan. In addition, each executive also received a performance share unit grant. The performance share unit grant was structured in the same manner as the grant made in 2025, except that (a) the industry comparator group was based on all publicly-traded banks and thrifts located in New England and the Mid-Atlantic (excluding institutions in Puerto Rico) with assets of $3.5 billion to $15.0 billion and (b) the performance measurement period was January 1, 2026 through December 31, 2029. Both grants also provide for continued post-employment vesting if an employee retires, becomes disabled or is terminated by the Corporation (or a subsidiary) for reasons other than Cause, provided the executive satisfies certain terms and conditions outlined in the award agreement.

2026 awards to the named executive officers are summarized in the following table:

	Performance Share Units Range of Payouts (# of Shares) (a)				Time-Based Restricted Stock Unit Grant (b)
	Minimum	Threshold	Target	Maximum
Relative Performance	0-25th percentile	25th percentile	50th percentile	100th percentile
Handy	—	4,050	8,100	16,200	8,100
Noons	—	1,835	3,670	7,340	3,670
Ohsberg	—	1,485	2,970	5,940	2,970
Ryan	—	1,355	2,710	5,420	2,710
Lora	—	1,355	2,710	5,420	2,710
(a)The Corporation must achieve threshold performance at the 25th percentile for each metric to qualify for an award based on that metric. Payouts range from 50% to 200% of the target award based on a straight-line interpolation for performance from the 25th percentile to the 100th percentile. Awards are further subject to time-based vesting on the three-year anniversary of the grant.
(b)Grants are subject to time-based vesting on the three-year anniversary of the grant.
_____________________

Compensation-Related Policies and Practices

Stock Ownership and Equity Retention Guidelines
The Committee believes that stock ownership aligns financial interests with shareholders and focuses executives and directors on long-term company performance.  We have established stock ownership guidelines for executives and directors as outlined below.  Until ownership targets are achieved, equity grant retention guidelines apply.

	Stock Ownership Requirement	Equity Grant Retention Guidelines
Chief Executive Officer	2 times base salary	50% of all vested equity grants (a)
All Other Named Executive Officers	1 times base salary	50% of all vested equity grants (a)
Non-employee Directors	5 times retainer (b)	100% of all vested equity grants

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(a)Net of any shares withheld to satisfy the tax liability or fund the purchase price of such grant.
(b)Expected within five years of joining the Board.
_______________________

As of December 31, 2025, all executives and directors have either achieved the applicable stock ownership requirement or are adhering to the equity grant retention guidelines.

Insider Trading and Anti-Hedging Policies
To ensure alignment of the interests of our shareholders with all of our directors, officers, employees and consultants, including our named executive officers, the Corporation’s Code of Ethics and Standards of Personal Conduct includes an Insider Trading Policy which governs the purchase, sale, and/or other dispositions of the Corporation's securities by directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Corporation. A copy of the Corporation's Insider Trading Policy and Insider Trading Procedures were filed as Exhibits 19.1 and 19.2 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Additionally, the Insider Trading policy prohibits directors, executive officers and certain other employees from engaging in hedging transactions with respect to the Corporation’s securities. Further, pledging of the Corporation’s securities is permitted on a case by case basis with the approval of the Audit Committee; currently no named executive officer has pledged any stock.

Incentive Compensation Clawback and Forfeiture Policy
In order to further align management’s interests with the interests of shareholders and support good governance practices, all cash incentive awards and performance share unit awards made prior to March 2020 to the named executive officers included a recoupment or “clawback” provision. In the event that the Corporation is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the Federal securities laws, the executive will be required to reimburse the Corporation for any amount that would not have been earned based on the restated financial results.
In March 2020, the Corporation expanded its recoupment policy through the adoption of the Incentive Compensation Clawback and Forfeiture Policy, which applies to all future cash incentive payments and equity compensation grants after that date. The policy was amended in November 2023 to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy provides that:
▪In the event that the Corporation is required to prepare a Material Financial Restatement (defined as an accounting restatement of previously issued financial statements of the Corporation due to the material noncompliance of the Corporation with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), executive officers are required to return, repay or forfeit any cash or equity award in the three completed fiscal years immediately preceding the restatement date that exceeds the amount that otherwise would have been received by the executive had such compensation been determined based on the restated amounts in the Material Financial Restatement.
▪In the event of (a) an executive officer’s misconduct; (b) the gross or willful failure of the executive officer to take action with respect to any act(s) of misconduct by a person in his or her business unit; or (c) the executive officer directs any other person to take any act(s) of misconduct, the Compensation Committee may require the executive officer to return, repay or forfeit any cash or equity award, in an amount determined by the Committee.
Under the policy, misconduct is defined as the occurrence of any one or more of the following events:

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▪a willful act of dishonesty by the executive with respect to any material matter involving the Corporation or any of its subsidiaries or affiliates;
▪a gross or willful violation of the Corporation’s policies and/or the Code of Ethics and Standards of Personal Conduct;
▪actions that have caused or might reasonably be expected to cause significant reputational or other harm to the Corporation;
▪the commission by or indictment of the executive officer for (i) a felony or (ii) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment,” for these purposes, means an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made); or
▪the gross or willful failure by the executive to substantially perform his or her duties with the Corporation (after being provided written notice of the scope and nature of the failure, with the opportunity for the executive to remedy such failure).
The Compensation Committee has the sole authority regarding all determinations for the application and operation of the policy.

Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to “covered employees” of the company. The Board and Compensation Committee believe that stockholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our Board and Compensation Committee consider the potential effects of Section 162(m) of the Code on the compensation paid to the named executive officers, in light of the constraints imposed by Section 162(m) and our desire to maintain flexibility in compensation decisions, the Board and Compensation Committee do not necessarily limit compensation to amounts deductible under Section 162(m).

Retirement and Other Benefits
Pension Plan
The Bank maintained a tax-qualified defined benefit Pension Plan, which was closed for all new hires and rehires after September 30, 2007. Ms. Noons was the only named executive officer eligible to participate in the Pension Plan. All benefit accruals were frozen and the plan was terminated effective December 31, 2023. As part of the plan termination, the management and delivery of plan benefits were transferred to an insurance company through a group annuity purchase. Participants who had not commenced benefits under the plan, including Ms. Noons, were given the option during a special election window to select a lump-sum distribution of plan benefits prior to the group annuity purchase. Ms. Noons’ pension plan benefits were settled in a lump-sum distribution in January 2025 and she is no longer entitled to a future Pension Plan benefit.

Supplemental Pension Plan
The Bank also offers a Supplemental Pension Plan, which provides for payments of certain amounts that would have been received under the Pension Plan in the absence of IRS limits. All benefit accruals were frozen effective December 31, 2023. Ms. Noons is the only named executive officer who is eligible for a benefit under the Supplemental Pension Plan. Benefits payable under the Supplemental Pension Plan are an unfunded obligation of the Bank.

401(k) Plan
The Bank maintains a 401(k) Plan that covers substantially all employees, and is an essential part of the retirement package needed to attract and retain employees.  The Plan provides for deferral of up to the

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 33

lesser of 75% of plan compensation or the annual dollar limit prescribed by Internal Revenue Code of 1986, as amended (the “Code”).
The Bank matches 100% of the first 1% and 50% of the next 4% of each participant’s salary deferrals up to a maximum match of 3% of plan compensation.  Additionally, certain eligible employees who are hired or rehired after September 30, 2007, and therefore, excluded from participation in the Pension Plan, including Messrs. Handy, Ohsberg and Lora and Ms. Ryan, are eligible for a non-elective employer contribution of 4% of plan compensation. Beginning January 1, 2024, employees previously eligible for a benefit under the Pension Plan, including Ms. Noons, also became eligible for such non-elective employer contribution. Participants become vested in employer contributions after two years of service.

Nonqualified Deferred Compensation Plan
We provide a Nonqualified Deferred Compensation Plan that permits key employees, including the named executive officers, to defer salary and bonus with the opportunity for supplemental retirement and tax benefits.  The plan also provides for credits of certain amounts that would have been contributed by the Bank under the 401(k) Plan, but for the deferral under the Nonqualified Deferred Compensation Plan and IRS limitations on annual compensation under qualified plans.  Further, Mr. Handy receives an additional employer contribution of 5% of salary annually. Participants become vested in employer contributions after two years of service.
Deferrals are credited with earnings/losses based upon the participant’s selection of investment measurement options (described further under the heading “Nonqualified Deferred Compensation Plan” later in this Proxy Statement). Because all investment measurement options are publicly-traded mutual funds, we do not consider any of the earnings credited under the Nonqualified Deferred Compensation Plan to be “above market”.  Benefits payable under this plan are an unfunded obligation of the Bank.

Welfare Benefits
In order to attract and retain employees, we provide certain welfare benefit plans to our employees, which include medical and dental insurance benefits.  The named executive officers participate in the medical and dental insurance plans under the same terms as our other full-time employees.  All full-time employees, including the named executive officers, are offered cash-in-lieu of medical coverage that would otherwise have been provided.
We provide two times salary in life and accidental death and dismemberment insurance to our full-time employees, including the named executive officers, through a combination of group insurance contracts and split dollar arrangements under bank-owned life insurance policies.  The life insurance benefit provided to the named executive officers does not exceed the benefit offered to other full-time employees.
We also provide disability insurance to our full-time employees, including the named executive officers, which provides up to 60% of base salary income replacement after six months of qualified disability.  In order to obtain a competitive group rate, the group disability policy limited covered base salary to $319,080 in 2025.  This group plan limit did not fully cover the base salary of certain named executive officers.  To provide a benefit commensurate with the benefits provided to other full-time employees, we reimburse Mr. Handy for a pro-rata share of his personal disability insurance policy.

Perquisites and Other Benefits
We provide named executive officers with perquisites and other benefits that the Committee believes are reasonable and consistent with our overall compensation program.  Perquisites include transportation benefits and club memberships, as appropriate for business purposes.  Annually, the Committee reviews the perquisites and other benefits provided to named executive officers.  In addition, on an annual basis, the Compensation Committee Chair reviews the expense reports of the named executive officers to ensure that all reimbursements are reasonable and appropriate.  On February 20, 2026, this review was completed with respect to 2025 expense reimbursements and no exceptions were noted.

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Change in Control Agreements
The Committee believes that change in control agreements (“CIC Agreements”) promote stability and continuity of senior leadership, as well as eliminate, or at least reduce, the reluctance of management to pursue potential change in control transactions that may be in the best interests of shareholders. Therefore, we have entered into CIC Agreements with all of the named executive officers.
Upon a termination event (as defined in the CIC Agreements) in connection with a change in control, the named executive officers would be eligible for (a) a severance payment equal to a multiple of the sum of base salary in effect at the time of termination plus the average bonus paid within the three-year period prior to the change in control; and (b) benefit continuation for a period of additional months of medical and dental insurance coverage.  The terms for each executive are set forth in the following table.

	Multiple of Base and Bonus	Length of Benefit Continuation
Handy	3	36 months
Noons, Ohsberg, Ryan and Lora	2	24 months

Payments and benefits otherwise provided to the executive in connection with a change in control will be reduced so that no portion would be subject to the excise tax imposed by Section 4999 of the Code, if such reduction would result in a greater amount of payments and benefits on a net after-tax basis.
Payments under the CIC Agreements would be triggered if:
▪in the event of a change in control (as defined in the CIC Agreements) of the Corporation or the Bank, (a) the Corporation or the Bank terminates the executive for reasons other than for Cause (as defined in the CIC Agreements) or death or disability of the executive within 12 months after such change in control; or (b) within 12 months of a change in control, the executive resigns for Good Reason (as defined in the CIC Agreements), which includes a substantial adverse change in the nature or scope of the executive’s responsibilities and duties, a material reduction in the executive’s salary, relocation, or a failure of the Corporation or the Bank to obtain an effective agreement from any successor to assume the CIC Agreements; or
▪the executive is terminated by the Corporation or the Bank for any reason other than Cause, death or disability during the period of time after the Corporation and/or the Bank enters into a definitive agreement to consummate a transaction involving a change in control and before the transaction is consummated so long as a change in control actually occurs.
The CIC Agreements require the executive to provide a general release of claims to receive payment under the agreement and provide an opportunity for the Corporation to remedy a “Good Reason” triggering event. Further, should a six-month delay in payments be required by Section 409A(a)(2)(B)(i) of the Code, we have agreed, upon the executive’s termination of employment, to make an irrevocable contribution to a grantor trust on behalf of the executive in the amount of the severance, plus interest at the short-term applicable federal rate.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement with management.  Based on that review and discussion, the Compensation Committee recommended to the Corporation’s Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The foregoing report has been furnished by the members of the Compensation Committee:

Edwin J. Santos (Chair)	Robert A. DiMuccio, CPA
Constance A. Howes, Esq.	Sandra Glaser Parrillo

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 35

Executive Compensation
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023, the compensation of the person who served as Chief Executive Officer of the Corporation (the “CEO”), Chief Financial Officer of the Corporation (the “CFO”), and each of the three most highly compensated executive officers of the Corporation and/or the Bank, serving at the end of the last completed fiscal year, other than the CEO and CFO, whose total compensation exceeded $100,000 in each year. Compensation for Mr. Lora is presented for fiscal year ended December 31, 2025, the only year in the last three fiscal years in which he was a named executive officer.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (a)	Bonus ($)	Stock Awards ($) (b)		Non-Equity Incentive Plan Compensation ($) (a) (c) (d)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($) (e)	All Other Compensation ($) (f)	Total ($)
Edward O. Handy III	2025	810,165	—	486,868	(g)	440,000	—	127,194	1,864,227
Chairman and Chief Executive Officer of the Corporation and Bank	2024	779,423	—	664,426	(h)	148,914	—	113,491	1,706,254
	2023	749,231	—	495,328	(i)	112,385	—	119,824	1,476,768
Mary E. Noons	2025	439,354	—	220,564	(g)	200,000	94,386	39,619	993,923
President and Chief Operating Officer of the Corporation and Bank	2024	415,692	—	241,897	(h)	114,440	74,876	37,948	884,853
	2023	398,279	—	220,320	(i)	48,000	720,012	20,108	1,406,719
Ronald S. Ohsberg	2025	399,596	—	180,460	(g)	150,000	—	28,076	758,132
Senior Executive Vice President, Chief Financial Officer and Treasurer of the Corporation and Bank	2024	384,711	—	192,404	(h)	104,176	—	27,020	708,311
	2023	369,635	—	183,339	(i)	51,750	—	25,964	630,688
Kathleen A. Ryan	2025	374,596	—	159,156	(g)	216,930	—	37,795	788,477
Executive Vice President and Chief Wealth Management Officer of the Bank	2024	359,711	—	167,850	(h)	159,054	—	36,609	723,224
	2023	344,635	—	161,984	(i)	127,750	—	35,554	669,923
Rolando A. Lora	2025	349,623	—	182,073	(g)	137,918	—	24,967	694,581
Executive Vice President, Chief Retail Lending Officer and Director of Community Lending

(a)The following table outlines deferrals of salary and bonus under the Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”):

Named Executive Officer	Salary Deferrals ($)			Non-Equity Incentive Plan Compensation Deferrals ($) (1)
	2025	2024	2023	2025	2024	2023
Handy	—	—	—	110,000	37,229	56,193
Noons	21,968	37,412	35,845	5,000	10,000	10,000
Ohsberg	39,960	—	36,964	15,000	—	5,175
Ryan	—	—	34,463	—	—	25,550
Lora	—			—
(1)Payments were accrued in the year indicated and paid in the succeeding fiscal year.
(b)Amount listed reflects the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) ASC Topic 718 in the year indicated. For 2025, assumptions related to the financial

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 36

reporting of stock awards are presented in Note 17 to the Consolidated Financial Statements presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”).
(c)Except as noted, amounts were accrued in the year indicated and paid in the succeeding fiscal year.  Thus, the 2025 bonus was paid in fiscal 2026; 2024 bonus was paid in fiscal 2025; and 2023 bonus was paid in fiscal 2024.
(d)Amount listed reflects payments under the Annual Performance Plan, Wealth Management Business Building Incentive Plan and the portion paid in cash under the Executive Bonus Plan and Retail Lending Growth Incentive Plan (“RGLIP”) as outlined earlier in this Proxy Statement.
(e)Amount reflects aggregate change in the value of accumulated benefits under the Pension Plan and Supplemental Pension Plan between December 31 of the year indicated and December 31 of the prior year. The amount represents the increase due to an additional year of service; increases in average annual compensation; increases or decreases due to the passage of time; and increases or decreases due to changes in assumptions. Assumptions for 2025 are described in footnotes to the Pension Benefits table included later in this Proxy Statement. Amounts are based upon the earliest retirement age at which the individual can receive unreduced benefits, which is age 65. The present value calculation for the Pension Plan reflects a 50% probability that the pension is paid as a lump-sum and a 50% probability that it is paid as a life annuity. The present value calculation for the Supplemental Pension Plan assumes payment as a life annuity. Ms. Noons’ Pension Plan benefits were settled in a lump-sum distribution in January 2025 and she is no longer entitled to a future Pension Plan benefit.
(f)The following table shows the components of this column for 2025:

Named Executive Officer	Life and Disability Insurance ($) (1)	Cash in Lieu of Benefits ($)	Employer Contributions		Club Membership ($)	Auto and Parking Allowance ($)	Total ($)
			401(k) Plan ($)	Nonqualified Plan ($)
Handy	7,614	—	24,500	72,720	10,000	12,360	127,194
Noons	104	—	24,500	6,255	—	8,760	39,619
Ohsberg	104	—	24,500	3,472	—	—	28,076
Ryan	493	1,500	24,500	1,722	7,000	2,580	37,795
Lora	493	—	24,474	—	—	—	24,967
(1)Amount includes a disability insurance premium of $7,510 for Mr. Handy. All other amounts in this column reflect life insurance premiums.
(g)The following table shows the components of this column for 2025:

Named Executive Officer	Performance Share Unit Award (1)	Restricted Stock Unit Award (2)	Restricted Stock Unit Award Under RLGIP (3)	Total
Handy	243,434	243,434	—	486,868
Noons	110,282	110,282	—	220,564
Ohsberg	90,230	90,230	—	180,460
Ryan	79,578	79,578	—	159,156
Lora	79,578	79,578	22,917	182,073
(1)Reflects the fair value of a performance share unit award based on a grant date probable outcome assumption of performance at the 50th percentile; the maximum value of this award assuming performance at the highest level for Messrs. Handy, Ohsberg and Lora and Mses. Noons and Ryan is $486,868; $180,461; $159,156; $220,563 and $159,156, respectively.
(2)Such grants are subject to time-based vesting.
(3)Represents a plan-based award earned under the RLGIP in January 2026, based upon achievement of plan targets in 2025. Such grant is subject to additional time-based vesting.

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(h)The following table shows the components of this column for 2024:

Named Executive Officer	Performance Share Unit Award (1)	Restricted Stock Unit Award (2)	Restricted Stock Unit Award Under Executive Bonus Plan (3)	Total
Handy	234,156	234,156	196,114	664,426
Noons	104,234	104,234	33,429	241,897
Ohsberg	86,697	86,697	19,010	192,404
Ryan	76,570	76,570	14,710	167,850
(1)Reflects the fair value of a performance share unit award based on a grant date probable outcome assumption of performance at the 50th percentile; the maximum value of this award assuming performance at the highest level for Messrs. Handy and Ohsberg and Mses. Noons and Ryan is $468,312; $173,394; $208,468 and $153,140, respectively.
(2)Such grants are subject to time-based vesting.
(3)Represents a plan-based award earned under the Executive Bonus Plan in January 2025, based upon achievement of plan targets in 2024. Such grant is subject to additional time-based vesting.
(i)Reflects the fair value of a performance share unit award based on the grant date probable outcome assumption of performance at the 55th percentile; the maximum value of this award assuming performance at the highest level for Messrs. Handy and Ohsberg and Mses. Noons and Ryan is $900,597; $333,344; $400,581 and $294,517, respectively.
_______________________

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Grants of Plan-Based Awards
The following table contains information concerning grants of plan-based awards under our cash and equity incentive plans to the named executive officers during the year ended December 31, 2025.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (a)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Handy	03/18/25	142,994	405,083	607,625	(b)
	03/18/25					3,885	7,770	15,540	(c)					243,434	(d)
	03/18/25									7,770	(e)			243,434
Noons	03/18/25	62,037	175,742	263,613	(b)
	03/18/25					1,760	3,520	7,040	(c)					110,282	(d)
	03/18/25									3,520	(e)			110,282
Ohsberg	03/18/25	42,517	139,859	209,789	(b)
	03/18/25					1,440	2,880	5,760	(c)					90,230	(d)
	03/18/25									2,880	(e)			90,230
Ryan	03/18/25	34,164	112,379	168,569	(b)
	03/18/25	22,500	90,000	135,000	(f)
	03/18/25					1,270	2,540	5,080	(c)					79,578	(d)
	03/18/25									2,540	(e)			79,578
Lora	03/18/25	31,886	104,887	157,331	(b)
	03/18/25	12,500	50,000	75,000	(f)
	03/18/25					1,270	2,540	5,080	(c)					79,578	(d)
	03/18/25									2,540	(e)			79,578
(a)Amount listed reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For 2025, assumptions related to the financial reporting of stock awards are presented in Note 17 to the Consolidated Financial Statements presented in the 2025 Form 10-K.
(b)Reflects the 2025 threshold, target and maximum award available under the Annual Performance Plan.  Awards under the Annual Performance Plan are based upon achievement of both corporate and individual goals. Threshold awards assume corporate performance at 80% of plan (resulting in a 50% payout on the corporate performance component) and individual performance at 1%. This plan is described under the heading “Compensation Discussion and Analysis - Short-Term Cash Incentive Compensation” earlier in this Proxy Statement. Actual awards are reflected in the Summary Compensation Table. The grant date represents the date that the terms were approved by the Committee.
(c)Reflects the threshold, target and maximum number of shares available under the performance share unit award granted on March 18, 2025. This grant is described under the heading “Compensation Discussion and Analysis - Long-Term Equity Compensation” earlier in this Proxy Statement.
(d)For purposes of this table, we have assumed that relative performance will be at the 50th percentile, resulting in a 100% award.  The actual number of shares that will be earned will depend on the Corporation’s relative performance during the performance measurement period and, therefore, actual amounts may be different.
(e)Reflects a restricted stock unit award granted on March 18, 2025. This grant is described under the heading “Compensation Discussion and Analysis - Long-Term Equity Compensation” earlier in this Proxy Statement.
(f)Reflects the 2025 threshold, target and maximum award available under the Wealth Management Business Building Incentive Plan for Ms. Ryan and the Retail Lending Growth Incentive Plan for Mr. Lora.  These plans are described under the heading “Compensation Discussion and Analysis - Short-Term Cash Incentive Compensation” earlier in this Proxy Statement.  The actual award is reflected in the Summary Compensation Table.  The grant date represents the date the terms were approved by the Compensation Committee.

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Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to the named executive officers concerning unexercised stock option awards and unvested stock awards as of December 31, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards:
									Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (a)
	Exercisable	Unexercisable
Handy						7,988	(b)	236,045
									9,480	(c)	280,134
									7,770	(d)	229,604
									9,480	(e)	280,134
									6,066	(f)	179,250
									7,770	(g)	229,604
Noons						3,553	(b)	104,991
									4,220	(c)	124,701
									3,520	(d)	104,016
									4,220	(e)	124,701
									1,034	(f)	30,555
									3,520	(g)	104,016
									352	(h)	10,402
Ohsberg						2,957	(b)	87,379
									3,510	(c)	103,721
									2,880	(d)	85,104
									3,510	(e)	103,721
									588	(f)	17,375
									2,880	(g)	85,104
Ryan	2,000			$40.25	10/18/2026
	1,800			$58.05	10/17/2027
						2,612	(b)	77,185
									3,100	(c)	91,605
									2,540	(d)	75,057
									3,100	(e)	91,605
									455	(f)	13,445
									2,540	(g)	75,057
Lora									3,100	(c)	91,605
									2,540	(d)	75,057
									3,100	(e)	91,605
									455	(f)	13,445
									516	(f)	15,248
									2,540	(g)	75,057
									2,505	(i)	74,023
									411	(j)	12,145
(a)Based upon market closing price of $29.55 on December 31, 2025, the last trading day of our 2025 fiscal year.
(b)Amount represents a performance share unit award that was based on the Corporation’s relative performance during the performance measurement period beginning January 1, 2023 and ending December 31, 2025, and was further subject to a time-based vesting period, which ended on January 24, 2026. For purposes of this table, we have estimated that the Corporation’s relative performance will be at a percentile ranking of 42, resulting in 84.0% of the target award being earned. Final performance results will be ascertained in early 2026, and may be different than the amount listed in this table.

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(c)For purposes of this table, we have assumed that the Corporation’s relative performance during the performance measurement period (January 1, 2024 and ending December 31, 2026) was at the percentile ranking of 50 resulting in a 100.0% award, which was our performance assumption for this grant as of December 31, 2025.  Actual results may be different.
(d)For purposes of this table, we have assumed that the Corporation’s relative performance during the performance measurement period (January 1, 2025 and ending December 31, 2027) was at the percentile ranking of 50, resulting in a 100.0% award, which was our performance assumption for this grant as of December 31, 2025.  Actual results may be different.
(e)This restricted stock unit grant will become fully vested on March 19, 2027.
(f)This restricted stock unit grant will become fully vested on January 23, 2028.
(g)This restricted stock unit grant will become fully vested on March 18, 2028.
(h)This restricted stock unit grant will become fully vested on January 24, 2026.
(i)This restricted stock unit grant will become fully vested on April 24, 2026.
(j)This restricted stock unit grant will become fully vested on January 23, 2027.
_______________________

Option Exercises and Stock Vested
The following table sets forth information with respect to the named executive officers concerning the exercise of stock options and stock awards that vested during the year ended December 31, 2025.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Handy	—	—	6,184	(a)	206,917	(b)
Noons	—	—	2,619	(c)	87,006	(d)
Ohsberg	—	—	2,297	(a)	76,858	(b)
Ryan	—	—	1,987	(a)	66,485	(b)
Lora	—	—	—		—
(a)Amounts shown represent the final settlement of a performance share unit (“PSU”) award granted on January 24, 2022. This award and related performance results are discussed under the heading “Compensation Discussion and Analysis - Long-Term Equity Incentive Compensation” earlier in this Proxy Statement. Taking into consideration shares withheld for payment of applicable taxes, Messrs. Handy and Ohsberg and Ms. Ryan and acquired a net amount of 3,381; 1,257; and 1,088 shares, respectively.
(b)Amount represents the value of shares earned and related dividends on the date performance results were certified by the Committee.
(c)Amount shown represent the vesting of a restricted stock unit award granted on January 24, 2022 and the final settlement of a PSU award granted on January 24, 2022. The PSU award and related performance results are discussed under the heading “Compensation Discussion and Analysis - Long-Term Equity Incentive Compensation” earlier in this Proxy Statement. Taking into consideration shares withheld for payment of applicable taxes, Ms. Noons acquired a net amount of 407 shares from the vesting of her restricted stock units and 1,087 shares from her PSU award.
(d)Amount shown represents the value of shares earned and related dividends on the date performance results were certified by the Committee for the performance share unit grant made on January 24, 2022 and the value of restricted stock units that vested during the year.

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Pension Benefits
The following table sets forth information with respect to the pension benefits of the named executive officers. Information about the Pension Plan and Supplemental Pension Plan can be found under the heading “Compensation Discussion and Analysis - Retirement and Other Benefits” earlier in this Proxy Statement. Messrs. Handy, Ohsberg and Lora and Ms. Ryan are not eligible to participate in these retirement plans, and therefore, are excluded from the table.

PENSION BENEFITS
Named Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (a)	Payments During Last Fiscal Year ($) (b)
Noons	Pension Plan	31.5	—	1,696,655
	Supplemental Pension Plan	31.5	1,078,722	—
(a)Present value of accumulated benefits under the Supplemental Pension Plan as of December 31, 2025, determined using mortality assumptions after benefit commencement based on the PRI-2012 Mortality Table and projected forward using Scale MP-2020 (generational) with no mortality assumption prior to benefit commencement and other assumptions consistent with those presented in Note 16 to the Consolidated Financial Statements presented in the 2025 Form 10-K, except that retirement age for Ms. Noons is based upon age 65, the earliest retirement age at which she can receive unreduced benefits.  The present value calculation for the Supplemental Pension Plan assumes payment as a life annuity.
(b)Ms. Noons’ Pension Plan benefits were settled in a lump-sum distribution in January 2025 and she is no longer entitled to a future Pension Plan benefit.
_______________________

Nonqualified Deferred Compensation Plan
We provide executives with the opportunity to defer up to 100% of regular base salary earnings (but not below the level sufficient to cover any required withholding taxes and any elected benefit plan deductions) and annual bonus earnings into the Nonqualified Deferred Compensation Plan.  This plan also provides certain employer contributions, as described earlier in this Proxy Statement.
The following table outlines employee and employer contributions to the Nonqualified Deferred Compensation Plan, earnings on plan balances during the year and the aggregate amount of all plan obligations as of December 31, 2025.

NONQUALIFIED DEFERRED COMPENSATION
Named Executive Officer	Executive Contributions in Last FY ($) (a)	Registrant Contributions in Last FY ($) (b)	Aggregate Earnings in Last FY ($) (c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (d)
Handy	37,229	72,720	490,625	—	3,846,874
Noons	31,968	6,255	100,500	—	803,645
Ohsberg	39,960	3,472	93,247	—	473,082
Ryan	—	1,722	39,891	—	266,970
Lora	—	—	—	—	—
(a)Reflects deferrals of salary and bonus payments that were accrued under the Nonqualified Deferred Compensation Plan during 2025.  Salary amounts are disclosed as “Salary Deferrals” in footnote (a) of the Summary Compensation Table under the year 2025.  Bonus amounts are disclosed as “Non-Equity Incentive Plan Compensation Deferrals” in footnote (a) of the Summary Compensation Table under the year 2024.
(b)Represents credits for amounts that would have been contributed by the Bank under the 401(k) Plan, but for certain IRS limitations, as described earlier in this Proxy Statement.  Mr. Handy’s credit also includes a contribution of 5% of his salary, or $40,508, which is described earlier in this Proxy Statement.  This amount is disclosed in the Summary Compensation Table, under All Other Compensation in 2025.
(c)Contributions are credited with earnings/losses based upon the executive’s selection of publicly-traded mutual funds. These options are the same or substantially similar to the investment options available under The Washington Trust Company 401(k) Plan.  Investment elections can be changed at any time.

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(d)Includes employee and employer contributions that have been reflected in the Summary Compensation Table in this Proxy Statement and previous proxy statements as outlined in the table below. Aggregate balance may also include amounts contributed when the executive was not a named executive officer; such amounts were not reported in previous proxy statements.

Named Executive Officer	2025 ($)	Previous Years ($)	Total Reported ($)
Handy	109,949	2,150,201	2,260,150
Noons	38,223	134,537	172,760
Ohsberg	43,432	291,738	335,170
Ryan	1,722	196,972	198,694
Lora	—	—	—

_______________________
Upon election to defer income, the individual must also elect distribution timing and form of payment.  In-service distributions may be in a lump sum payable in a specific year or in four annual installments commencing in the year a named student reaches age 18.  Accounts may also be distributed commencing in the year following retirement in a lump sum or annual installments over five or ten years.  Retirement is defined as separation from employment after age 65 or after age 55 with ten or more years of service for executives, and for directors as termination of directorship after age 55.  Employer contributions are always payable in a lump sum in the year following separation. In the event of pre-retirement separation, accounts become payable in a lump sum in the following year, regardless of distribution election.
The Nonqualified Deferred Compensation Plan was restated to comply with Section 409A of the Code effective January 1, 2008.  The rules under Section 409A of the Code generally apply to amounts deferred after December 31, 2004 and related earnings (“post-409A accounts”).  Amounts deferred prior to January 1, 2005 and related earnings (“grandfathered balances”) are subject to the rules applicable prior to the effective date of Section 409A.  Participants may change distribution timing and form of grandfathered balances, provided a full calendar year passes between the year in which the change was requested and the new distribution date.  Distribution elections on post-409A accounts may only be changed if (a) the new election is made at least 12 months before the first scheduled payment; (b) the distribution or first installment is delayed at least five years from the originally scheduled payment date; and (c) the new election is not effective until at least 12 months have elapsed.  Participants can receive an early distribution of grandfathered balances, less a withdrawal penalty equal to 10% of the participant’s total grandfathered balance.  In the event of an unforeseeable emergency, executives and directors may receive a distribution from grandfathered balances and/or post-409A accounts, to the extent necessary to meet the emergency and resulting income tax and penalties, subject to certain limitations outlined in the plan.

Potential Post-Employment Payments
The named executive officers are entitled to certain compensation in the event of termination of such executive’s employment.  This section discusses these potential post-employment payments, assuming separation from employment on December 31, 2025.

Severance Pay and Benefit Continuation
We do not have an employment contract with any named executive officer.  Therefore, no severance benefit is payable and there is no continuation of benefit coverage in the event of a named executive officer’s voluntary or involuntary termination, retirement, disability, or death except as legally required at no cost to the Corporation.  Severance and Corporation-paid benefit continuation are available in the event of a change in control as discussed in the Potential Post-Employment Payments table presented later in this section.

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Retirement Benefits Payable
We consider retirement as separation from service after age 65 or after age 55 with ten years of service. Messrs. Handy and Mses. Noons and Ryan are the only named executive officers who were eligible to retire as of December 31, 2025.
As noted earlier, Ms. Noons participated in the Pension Plan and the Supplemental Pension Plan. Benefit accruals under both plans were frozen as of December 31, 2023, and the Pension Plan was terminated on that date. Her Pension Plan benefit was settled in a lump-sum in January 2025, leaving no further entitlement to a future benefit.
Retirement benefits under the Supplemental Pension Plan are not enhanced in the event of the executive’s voluntary or involuntary termination, retirement, disability or death, nor a change of control of the Corporation. The following table outlines the annual benefits available under the Supplemental Pension Plan, assuming separation from service on December 31, 2025 under various termination scenarios:

Named Executive Officer	Voluntary or Involuntary Termination ($) (a)	Retirement ($) (a)	Death Benefit Payable to Surviving Spouse ($) (a) (b)	Change in Control ($) (a) (c)
Noons	86,279	82,448	—	86,279
(a)Amount reflects the annual benefit payable in the form of a life annuity commencing at age 65 for all termination scenarios except retirement which assumes immediate commencement.
(b)As Ms. Noons is not married, there is no death benefit payable to a surviving spouse.
(c)Assumes change in control and immediate termination event as described under the heading “Compensation Discussion and Analysis - Change in Control Agreements” earlier in this Proxy Statement.
_______________________
No other named executive officers are eligible to participate in the Supplemental Pension Plan.

Vested Equity Awards
Vested stock option grants, if applicable, are outlined in the Outstanding Equity Awards at Fiscal Year End table earlier in this Proxy Statement.  A named executive officer may exercise vested stock options at any time through their separation from employment date.  The right to exercise vested stock options is forfeited following separation from employment for all reasons other than retirement and death.
In the event of the death of the named executive officer, the right to exercise vested stock option grants would transfer to the named executive officer’s estate and would expire on the three-year anniversary of the date of death.  In the event of retirement, the named executive officer would have the right to exercise vested nonqualified stock options for three years following retirement and vested incentive stock options for 90 days following retirement.  Notwithstanding the foregoing, all stock options will expire no later than ten years from the date of grant. As noted earlier, Mr. Handy and Mses. Noons and Ryan are the only named executive officers who were eligible to retire as of December 31, 2025.
Information regarding the effect on unvested equity grants in a separation from employment is discussed in the Potential Post-Employment Payments table and accompanying footnotes presented later in this section.

Nonqualified Deferred Compensation Plan
Obligations under the Nonqualified Deferred Compensation Plan generally would become payable in a lump sum in the January following the separation from employment, subject to the six-month delay imposed under Section 409A of the Code.  The aggregate balance of the obligations under this plan can be found in the Nonqualified Deferred Compensation table earlier in this Proxy Statement.  Plan balances represent accrued liabilities for amounts earned and are not enhanced for any voluntary or involuntary termination.

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The following table presents potential post-employment payments assuming separation from service on December 31, 2025, under various termination scenarios.

Type of Payment	Involuntary for Cause or Voluntary Termination ($)	Involuntary for Reason Other Than Cause ($) (a)	Retirement ($) (b)	Death ($)	Permanent Disability ($)	Change in Control ($) (c)
Handy
Severance (d)	—	—	—	—	—	3,525,385
Intrinsic Value of Accelerated Equity (e)(f)	—	192,838	974,415	1,621,803	974,415	1,621,803
Value of Increased Retirement Benefits	—	—	—	—	—	—
Health Benefits (g)	—	—	—	—	—	48,930
Cutback (h)	—	—	—	—	—	—
Total	—	192,838	974,415	1,621,803	974,415	5,196,118
Noons
Severance (d)	—	—	—	—	—	1,103,121
Intrinsic Value of Accelerated Equity (e)(f)	—	32,871	394,067	685,528	394,067	685,528
Value of Increased Retirement Benefits	—	—	—	—	—	—
Health Benefits (g)	—	—	—	—	—	15,332
Cutback (h)	—	—	—	—	—	(277,641)
Total	—	32,871	394,067	685,528	394,067	1,526,340
Ohsberg
Severance (d)	—	—	—	—	—	1,041,167
Intrinsic Value of Accelerated Equity (e)(f)	—	18,692	—	547,937	308,065	547,937
Value of Increased Retirement Benefits	—	—	—	—	—	—
Health Benefits (g)	—	—	—	—	—	31,350
Cutback (h)	—	—	—	—	—	—
Total	—	18,692	—	547,937	308,065	1,620,454
Ryan
Severance (d)	—	—	—	—	—	1,106,000
Intrinsic Value of Accelerated Equity (e)(f)	—	14,464	270,016	481,695	270,016	481,695
Value of Increased Retirement Benefits	—	—	—	—	—	—
Health Benefits (g)	—	—	—	—	—	—
Cutback (h)	—	—	—	—	—	—
Total	—	14,464	270,016	481,695	270,016	1,587,695
Lora
Severance (d)	—	—	—	—	—	802,986
Intrinsic Value of Accelerated Equity (e)(f)	—	44,854	—	506,788	287,806	506,788
Value of Increased Retirement Benefits	—	—	—	—	—	—
Health Benefits (g)	—	—	—	—	—	42,033
Cutback (h)	—	—	—	—	—	—
Total	—	44,854	—	506,788	287,806	1,351,807
(a)Involuntary termination for reason other than Cause as defined in the CIC Agreements.
(b)We define retirement as separation from service after age 65 or after age 55 with ten years of service.  Mr. Handy and Mses. Noons and Ryan were the only executives listed above who were eligible to retire on December 31, 2025.
(c)Assumes change in control and immediate termination event as described under the heading “Compensation Discussion and Analysis - Change in Control Agreements” earlier in this Proxy Statement.
(d)Severance is calculated using a multiple of the executive’s salary and bonus as of December 31, 2025, with the applicable multiples described under “Compensation Discussion and Analysis – Change in Control Agreements” earlier in this Proxy Statement.  Bonus-related severance is based on the average of bonuses paid (including

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awards under the Annual Performance Plan, Executive Bonus Plan, Wealth Management Business Building Incentive Plan, Retail Lending Growth Incentive Plan and discretionary bonuses, as applicable) during the three calendar years prior to 2025.
(e)Reflects the value of accelerated equity based upon market closing price of $29.55 on December 31, 2025, the last trading day of our 2025 fiscal year, as well as the value of dividend equivalents that would become payable under performance share unit award grants and restricted stock unit grants.  Unvested equity grants are outlined in the Outstanding Equity Awards at Fiscal Year End table earlier in this Proxy Statement.  Vesting provisions for unvested equity grants to the named executive officers are outlined in the table below:

Grant Date	Equity Type	Involuntary Termination for Cause or Voluntary Termination	Involuntary Termination for Reason Other Than Cause	Retirement	Permanent Disability	Death or Change in Control
3/18/2025	RSU	Forfeited	Forfeited	Pro-rated vesting	Pro-rated vesting	Full vesting
3/18/2025	PSU	Forfeited	Forfeited	Pro-rated vesting	Pro-rated vesting	Full vesting
1/23/2025	RSU	Forfeited	Continued vesting(1)	Continued vesting(1)	Full vesting	Full vesting
3/19/2024	PSU	Forfeited	Forfeited	Pro-rated vesting	Pro-rated vesting	Full vesting
3/19/2024	RSU	Forfeited	Forfeited	Pro-rated vesting	Pro-rated vesting	Full vesting
1/23/2024	RSU	Forfeited	Continued vesting(1)	Continued vesting(1)	Full vesting	Full vesting
4/24/2023	RSU	Forfeited	Forfeited	Pro-rated vesting	Forfeited	Full vesting
1/24/2023	PSU	Forfeited	Forfeited	Pro-rated vesting	Pro-rated vesting	Full vesting
1/24/2023	RSU	Forfeited	Forfeited	Pro-rated vesting	Forfeited	Full vesting
(1) Continued vesting subject to award agreement terms and conditions.
(f)For purposes of this table, we have assumed that the Corporation’s relative performance during the performance measurement period for all 2023 awards was at a percentile ranking of 42, resulting in a 84.0% award; for all 2024 awards was at a percentile ranking of 50, resulting in a 100.0% award; and for all 2025 awards was at a percentile ranking of 50, resulting in a 100.0% award, all of which were our performance assumptions as of December 31, 2025. Actual results may be different.
(g)Provided that the executive was enrolled in medical and/or dental insurance benefits on December 31, 2025, amount listed reflects the value of medical and/or dental insurance benefits based on actual 2026 premiums, increased by 8% for years two and three, as applicable.
(h)Reflects a cutback of amounts that exceed the limits imposed by Section 280G of the Code as described under the heading “Compensation Discussion and Analysis - Change in Control Agreements” earlier in this Proxy Statement.
_______________________

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following presents information regarding the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Handy.
As of December 19, 2025, we employed 661 individuals, all of whom were located in the United States. This population consisted of full-time, part-time, and temporary employees. We did not retain or engage any independent contractors or similar workers during 2025.
To identify the “median employee” from our employee population as of December 19, 2025, we compared the amount of salary, wages and fringe benefits of all of our employees as reflected in box 1 of Form W-2 for 2025. Since all of our employees are located in the United States, as is Mr. Handy, we did not make any cost-of-living adjustments in identifying the “median employee.”
Once we identified our median employee, we combined all elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total

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compensation of $91,949. Mr. Handy’s annual total compensation, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $1,864,227. Based on this information, for 2025 the ratio of the annual total compensation of Mr. Handy, to the annual total compensation of our median employee was 18.56 to 1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our executive officer and certain financial performance of the Corporation. For further information concerning the Corporation’s variable pay-for-performance philosophy and how the Corporation aligns executive compensation with the Corporation’s performance, refer to the descriptions included under the heading “Compensation Discussion and Analysis” earlier in this Proxy Statement.

Pay Versus Performance Table
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”) (a)	Compensation Actually Paid to PEO (b)	Average Summary Compensation Table Total for Non-PEO NEOs (c)	Average Compensation Actually Paid to Non-PEO NEOs (d)	Value of Initial Fixed $100 Investment Based On:		Net Income (000s) (g)	Company Selected Performance Measure Core ROE (h)
					Total Shareholder Return (“TSR”) (e)	Peer Group TSR (f)
2025	1,864,227	1,946,216	808,778	767,047	67.67	141.69	52,244	9.95%
2024	1,706,254	1,543,038	739,234	712,877	87.09	147.87	(28,059)	9.33%
2023	1,476,768	506,038	818,953	335,244	74.73	106.87	48,176	10.02%
2022	1,902,010	1,230,105	773,436	560,992	101.04	110.67	71,681	14.67%
2021	1,842,107	2,298,530	919,985	850,822	115.44	132.19	76,870	15.06%
(a)Reflects the total compensation reported for Mr. Handy (our Chief Executive Officer) in the “Total” column of the Summary Compensation Table for each corresponding year. Refer to the heading “Executive Compensation - Summary Compensation Table” earlier in this Proxy Statement.
(b)Amounts listed under “Compensation Actually Paid to PEO” have been calculated in accordance with instructions provided under Item 402(v) of Regulation S-K. The amounts listed do not reflect the actual amount of compensation earned by or paid to Mr. Handy during the applicable year. The following table reconciles this amount to the Summary Compensation Table Total for each corresponding year:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (1)	Other Equity Award Adjustments (2)	Reported Change in the Actuarial Present Value of Pension Benefits (3)	Pension Benefit Adjustments (4)	Compensation Actually Paid to PEO
2025	1,864,227	(486,868)	568,857	—	—	1,946,216
(1)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(2)The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The dollar amounts reported in this column represent the sum of the following:

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Year	Year End Fair Value of Equity Awards Granted During Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	638,458	(96,192)	—	(18,057)	—	44,648	568,857
(3)The amounts included in this column are the amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for applicable year.
(4)Mr. Handy is not eligible for the Pension Plan.
(c)Reflects the average of the amounts reported in the “Total” column of the Summary Compensation Table for the named executive officers excluding Mr. Handy, who served as our CEO during each of the years listed, (collectively, the “non-PEO NEOs”) for each corresponding year. Refer to the heading “Executive Compensation - Summary Compensation Table” earlier in this Proxy Statement. For purposes of this table, the non-PEO NEOs for 2025 are Mses. Noons and Ryan and Messrs. Ohsberg and Lora; for 2024 and 2023 are Mses. Noons and Ryan and Messrs. Ohsberg and Wray; for 2022 are Messrs. Gim, Ohsberg and Hagerty and Ms. Ryan; and for 2021, Messrs. Gim and Ohsberg and Mses. Noons and Ryan.
(d)Amounts listed under “Average Compensation Actually Paid to Non PEO NEOs” have been calculated in accordance with instructions provided under Item 402(v) of Regulation S-K. The amounts listed do not reflect the actual amount of compensation earned by or paid to the executives during the each applicable year. The following table reconciles this amount to the Summary Compensation Table Average for each corresponding year.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Equity Award Adjustments (1)	Reported Change in the Actuarial Present Value of Pension Benefits (2)	Pension Benefit Adjustments (3)	Compensation Actually Paid to Non-PEO NEOs
2025	808,778	(185,563)	167,428	(94,386)	—	767,047
(1)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted During Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	192,134	(31,720)	—	(4,394)	—	11,408	167,428
(2)The amounts included in this column are the average amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for applicable year for Non-PEO NEOs.
(3)All benefit accruals under the Pension Plan were frozen and the plan was terminated effective December 31, 2023. Therefore, there were no Pension Benefit Adjustments required to be reported in this table for 2025.
(e)Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and beginning of the measurement period by the Corporation’s share price at the beginning of the measurement period.
(f)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Bank Index.

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(g)The dollar amounts reported represent the amount of net income reflected in the Corporation’s audited financial statements for the applicable year.
(h)Represents the Corporation’s Core ROE, which is objectively defined by S&P Global Market Intelligence as GAAP results adjusted to use net income after taxes and before extraordinary items, less net income attributable to non-controlling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items. S&P Global Market Intelligence uses a consistent tax rate in all tax adjusted metrics. Core ROE is a key performance metric in the long-term incentive program, which represents a significant portion of compensation for the PEO and NEOs. We believe this metric is strongly aligned with shareholder value.

Corporation’s Most Important Financial Performance Measures
As described in greater detail under the heading “Compensation Discussion and Analysis” earlier in this Proxy Statement, the Corporation’s executive compensation program reflects a variable pay for performance philosophy. The metrics that the Corporation uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our executives to increase the value of our enterprise for our shareholders. Selecting and defining the performance measurements for the incentive awards is a critical decision for the Compensation Committee. Measures needed to reflect our strategic plan and growth strategy, as well as shareholder expectations. The most important financial performance measures used by the Corporation to link compensation actually paid to executives, for the most recently completed fiscal year, to the Corporation’s performance are as follows:
▪Pre-tax Pre-provision Net Revenue (PPNR)
▪Return On Assets
▪Core Return on Equity (Core ROE)
▪Fully diluted earnings per share (EPS) Growth
▪Relative Net Charge Offs as a Percent of Total Loans

The following chart sets forth the relationship between the Corporation’s TSR over the five-year period presented to that of the peer group presented for this purpose, the Nasdaq Regional Bank Index.
Comparison of Compensation Actually Paid and PPNR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and the Corporation’s PPNR during the five-year period presented. The dollar amounts reported represent the amount of net interest income (interest income minus interest expense) plus noninterest income minus noninterest expense as reported in the

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Corporation’s publicly disclosed consolidated statements of income. For clarity, this excludes the provision for loan losses and income tax expense. PPNR was added as a metric for our short-term incentive program beginning in 2025.
Comparison of Compensation Actually Paid and Core ROE
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Core ROE during the five-year period presented.

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Director Compensation
Our director compensation philosophy is to provide competitive, fair and reasonable compensation to non-employee directors in order to attract the expertise and leadership necessary to provide strong corporate governance and maximize long-term shareholder value. Further, we believe director compensation should be aligned with the long-term interests of shareholders by creating and encouraging stock ownership.
The Compensation Committee, with the assistance of the compensation consultant, reviews director compensation annually to ensure that it is appropriate, competitive and effective. This process focuses on pay elements; compensation levels and mix; board and committee expertise, structure and roles; and best practices of comparable companies in our industry.

Cash Compensation Paid to Board Members
Board service continues to evolve due to technological advances, ever-increasing expectations for responsiveness, and increasing corporate governance requirements. Directors receive a retainer fee for board service, as well as a retainer fee for each committee on which the director serves. There is no additional remuneration for meeting attendance. We believe that the retainer-only approach better reflects the ‘on call’ nature of board service. Employee directors receive no additional compensation for Board service.  The following chart outlines current non-employee director cash compensation based on role.

	Retainer ($)
	Chair	Member
Board Service:
Corporation’s Board (a)	—	40,000
Bank’s Board	—	—
Additional Compensation for Lead Director (b)	25,000	—
Committee Service:
Executive Committee (c)	—	—
Nominating Committee (b)	—	4,000
Audit Committee	25,000	12,000
Compensation Committee	12,000	6,000
Trust Committee (of the Bank)	10,000	6,000
Finance Committee (of the Bank) (d)	—	20,000
(a)The retainer for service on the Corporation’s Board increased from $35,000 to $40,000 effective January 1, 2026.
(b)In accordance with our Corporate Governance Guidelines, the Chair of our Nominating Committee serves as Lead Director. In consideration of this combined role as well as peer data for similarly structured board roles, the Compensation Committee voted to increase the retainer to the Lead Director from $10,000 to $25,000 and eliminate the separate Nominating Committee Chair retainer of $9,000 effective January 1, 2026.
(c)The chairs of our five committees serve as the Executive Committee and receive no additional retainer for Executive Committee service.
(d)The Finance Committee Chair is an employee director and therefore, receives no additional compensation for Board service.
______________________

Equity Compensation
In order to align Board interests with shareholders, non-employee directors typically receive an annual equity grant with a target value equal to the annual Board retainer. All director equity grants vest at the earliest of (i) the three-year anniversary of the grant; (ii) change in control of the Corporation; (iii) the death of the director; or (iv) retirement from the Corporation’s Board as defined in the grant.

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On June 12, 2025, the Compensation Committee granted 1,260 restricted stock units to each non-employee director who continued to serve as our director after such date. This grant included dividend equivalent rights.

Retirement Plans
Directors are not eligible to participate in any defined benefit plan maintained by the Corporation or the Bank. Directors are eligible to defer 100% of compensation into the Nonqualified Deferred Compensation Plan. Directors are not eligible for Corporation contributions. Provisions regarding types of accounts, investment measurements, form and timing of payments, and distributions that apply to employees also apply to directors. Retirement for directors is defined in the Nonqualified Deferred Compensation Plan as termination of directorship after attainment of age 55.

Welfare Benefit Plans
Directors are not eligible for medical, dental, life or disability insurance at our expense. Directors may obtain coverage under the Bank’s group medical and dental insurance plans at their own expense.

Director Compensation Table
Employee directors receive no additional compensation for Board service.  Compensation received by Mr. Handy as an employee of the Corporation and/or the Bank is shown in the Summary Compensation Table earlier in this Proxy Statement. The following table summarizes compensation paid to non-employee directors for the fiscal year ended December 31, 2025.

DIRECTOR COMPENSATION TABLE
Name	Retainer Earned or Paid in Cash ($)	Stock Awards ($) (a)	Total ($) (b)
Robert A. DiMuccio, CPA	72,000	35,078	107,078
Joseph P. Gencarella, CPA	53,000	35,078	88,078
Mark K.W. Gim	61,000	35,078	96,078
Constance A. Howes, Esq.	75,000	35,078	110,078
Sandra Glaser Parrillo	47,000	35,078	82,078
Debra M. Paul	47,000	35,078	82,078
John T. Ruggieri	84,000	35,078	119,078
Edwin J. Santos	69,000	35,078	104,078
Lisa M. Stanton	67,000	35,078	102,078
Angel Taveras, Esq.	47,000	35,078	82,078
(a)Amount listed reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock unit awards granted on June 12, 2025.  Assumptions related to the financial reporting of restricted stock units are presented in Note 17 to the Consolidated Financial Statements presented in the 2025 Form 10-K. As of December 31, 2025, Directors DiMuccio, Gencarella, Gim, Howes, Parrillo, Ruggieri, Santos and Stanton had 3,850 unvested restricted stock units; and Directors Paul and Taveras had 2,620 unvested restricted stock units.
(b)There are no Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value, Nonqualified Deferred Compensation Earnings or All Other Compensation required to be disclosed in this table.

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Compensation Committee Interlocks and Insider Participation
The directors who served on the Compensation Committee during the year ended December 31, 2025 were Santos (Chair), DiMuccio, Howes and Parrillo.  We are not aware of any Compensation Committee interlocks or relationships involving our executive officers or members of the Corporation’s Board requiring disclosure in this Proxy Statement.

Audit Committee Report
The Audit Committee has the responsibility to, among other things, oversee and review the preparation of the Corporation's consolidated financial statements and the Corporation’s system of internal controls. The Audit Committee has the sole authority for the appointment, compensation (and negotiations thereof), retention and oversight of the Corporation's independent registered public accounting firm (the “independent auditor”) retained to audit the Corporation’s financial statements and system of internal controls.
In accordance with the authorities and responsibilities outlined in its charter, the Audit Committee appointed Crowe LLP as the Corporation’s independent auditor for the fiscal year ended December 31, 2025. Crowe LLP is responsible for expressing opinions that (1) our consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles and (2) we maintained, in all material respects, effective internal control over financial reporting as of December 31, 2025.
In this context, the Audit Committee has:
▪reviewed and discussed the Corporation's audited financial statements with management and Crowe LLP;
▪reviewed and discussed the effectiveness of the Corporation's internal controls over financial reporting with management, the internal auditor and Crowe LLP;
▪discussed with Crowe LLP the matters required to be discussed by Auditing Standard 1301;
▪received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP the independent auditor’s independence; and
▪considered whether the provision of non-audit services by Crowe LLP is compatible with maintaining its independence.
Based on the review and discussions above, the Audit Committee recommended to the Corporation’s Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
In addition, the Audit Committee also assessed the performance of Crowe LLP as independent auditor during 2025. A variety of indicators of audit quality relating to Crowe LLP were reviewed including:
▪the quality and candor of its communications with the Audit Committee and with management;
▪how effectively it maintained its independence and employed independent judgment, objectivity and professional skepticism;
▪the quality of insight demonstrated in its review of the Corporation's assessment of internal control over financial reporting and remediation of control deficiencies;
▪available external data about quality and performance, including reports by the PCAOB and the firm’s response to those reports;
▪the firm’s experience with other public companies and community banks;

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▪the qualifications, strengths and performance of the lead audit engagement partner and the audit team;
▪the appropriateness of its fees, taking into account the Corporation's size and complexity and the resources necessary to perform the audit; and
▪its tenure as the Corporation's independent auditor and knowledge of the Corporation's operations, accounting policies and practices, and internal control over financial reporting.
As a result of our evaluation, the Audit Committee concluded that the continued retention of Crowe LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2026 is in the best interests of the Corporation and its shareholders.
The foregoing report has been furnished by the members of the Audit Committee:

John T. Ruggieri (Chair)	Robert A. DiMuccio, CPA
Joseph P. Gencarella, CPA	Debra M. Paul
Edwin J. Santos	Lisa M. Stanton
Angel Taveras, Esq.
The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that this information is specifically incorporated by reference, and shall not otherwise be deemed filed under such acts.

Independent Registered Public Accounting Firm
The following table presents fees incurred for professional services rendered by the independent registered public accounting firm for the years ended December 31, 2025 and December 31, 2024:

	2025	2024
Audit fees (a)	$659,925	$638,305
Audit-related fees (b)	50,400	232,260
Tax fees	—	—
All other fees	—	—
Total fees incurred	$710,325	$870,565
(a)Annual audit of consolidated and subsidiary financial statements including Sarbanes-Oxley attestation, reviews of quarterly financial statements and other services in connection with statutory and regulatory filings.
(b)Reflects fees for services that reasonably relate to the performance of the audit, including certain attestation and agreed upon procedures required by the Department of Housing and Urban Development. Also included in 2024 were fees in connection with a comfort letter associated with the equity offering in December 2024.
_______________________

The Audit Committee approves the engagement of Crowe LLP for audit and non-audit services prior to the Corporation’s engagement of Crowe LLP, subject to the de minimus exception described in Section 10A(i)(1)(B) of the Exchange Act for non-audit services. The Audit Committee pre-approved all services provided by Crowe LLP during the years reflected in the above table. The Audit Committee has considered whether the provision of the services identified under the headings “Audit-related fees,” “Tax fees” and “All other fees” is compatible with maintaining Crowe LLP’s independence and has determined that provision of such services is consistent with maintaining the principal auditor’s independence.

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Indebtedness and Other Transactions
The Bank has had transactions in the ordinary course of business, including borrowings, with certain of our directors and executive officers and their associates, all of which were made on substantially the same terms, including interest rates (except that executive officers and all other employees are permitted a modest interest rate benefit on first mortgages secured by a primary residence and other consumer loans) and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features when granted.  Similar transactions may be expected to take place in the ordinary course of business in the future.  Extensions of credit outstanding at December 31, 2025 to all directors, executive officers and their related interests amounted to $677,669 in the aggregate.  Any such transaction presently in effect with any director or executive officer is current as of this date, and is in compliance with Regulation O.

Policies and Procedures for Related Party Transactions
We conduct annual procedures, including the use of an electronic questionnaire, to (i) identify parties related to directors and executive officers and (ii) document the existence and terms of any related party transactions.  As indicated previously, the approval of loan transactions involving directors, executive officers and their related interest is governed by the provisions of Regulation O.  All other transactions involving directors and executive officers are reviewed annually by the Corporation’s Board.  The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving directors, to determine whether such transactions affect the independence of a director in accordance with the relevant rules and standards issued by the SEC and Nasdaq.  We do not maintain a formal written policy concerning the aforementioned procedures.  Our Code of Ethics provides guidance on business relations between the Corporation and our directors, officers and employees.

Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC.  Insiders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us with respect to 2025, and on written representations from certain reporting persons, we believe that, during 2025, all Section 16(a) filing requirements applicable to our Insiders were met.

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Proposal 2:	Ratification of Selection of Independent Registered Public Accounting Firm
The ratification of the Audit Committee’s decision to retain Crowe LLP to serve as our independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the current fiscal year ending December 31, 2026 will be submitted to our shareholders at the Annual Meeting.  Factors considered in the Audit Committee’s decision can be found in the Audit Committee Report earlier in this Proxy Statement.
Representatives of Crowe LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.  Action by shareholders is not required by law in the appointment of the independent registered public accounting firm, but their appointment is submitted by the Audit Committee in order to give our shareholders a voice in the designation of our independent registered public accounting firm.  If the appointment is not ratified by the affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon (provided that a quorum is present), the Audit Committee will reconsider its choice of Crowe LLP, but may still retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Corporation and shareholders.

Recommendation:    The Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

Proposal 3:	Approval of an Amendment to the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance Under the Plan by 675,000 Shares

General
Our Board of Directors believes that stock-based incentive awards can play an important role in the success of the Corporation by encouraging and enabling the employees, officers, non-employee directors and consultants of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business to acquire a proprietary interest in the Corporation. The Board of Directors believes that providing such persons with a direct stake in the Corporation assures a closer identification of the interests of such individuals with those of the Corporation and its shareholders, thereby stimulating their efforts on the Corporation’s behalf and strengthening their desire to remain with the Corporation.
On February 19, 2026, following the Compensation Committee’s approval and recommendation, the Board of Directors adopted, subject to shareholder approval, an amendment (the “Amendment”) to the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (the “Plan”), to increase the number of shares of common stock authorized for issuance thereunder by 675,000 shares. The text of the Amendment is attached hereto as Exhibit A.
If shareholders approve the Amendment, the number of shares of common stock available for future issuance under the Plan, as amended by the Amendment (the “Amended Plan”), as of the date of the Annual Meeting would be equal to the sum of (1) 675,000 and (2) the number of shares available for future awards under the Plan as of March 3, 2026, as detailed below under the heading “Key Data Relating to Outstanding Equity Awards and Shares Available.” Based solely on the closing price of our common stock as reported by Nasdaq on March 3, 2026 and the maximum number of shares that would have been

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available for awards as of such date under the Amended Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Amended Plan is $24,143,765.
Key Data Relating to Outstanding Equity Awards and Shares Available
The following table includes information regarding outstanding equity awards and shares available for future awards under the Plan as of March 3, 2026, without giving effect to approval of the Amendment:

	2022 Plan
Total shares underlying outstanding stock options	219,404	(a)
Total shares underlying outstanding unvested time-based full value awards	211,485
Total shares underlying outstanding unearned and unvested performance-based full value awards	282,366	(b)
Total shares underlying all outstanding awards	713,255
Total shares currently available for grant under the 2022 Long Term Equity Incentive Plan	33,236	(c)
Common Stock outstanding as of March 3, 2026	19,039,948
(a) Stock options outstanding as of March 3, 2026, had a weighted-average exercise price of $34.25 and a weighted-average remaining term of 8.10 years. There are no outstanding stock appreciation rights.
(b) Reflects the maximum number of shares that may be issued under performance-based awards. Actual awards may be different.
(c) Represents the total number of shares available for future awards under the 2022 Long Term Incentive Plan, which is the only equity compensation plan with available shares remaining for future grants as of March 3, 2026.
_______________________

Rationale of Amendment
The Board of Directors believes that approving an additional 675,000 shares under the Amended Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified talent necessary for our continued growth and success and that the number of shares of common stock currently available for issuance under the Plan is insufficient to accomplish this goal.
We manage our long term shareholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high-performing employees. By doing so, we link the interests of those individuals with those of our shareholders and motivate our employees to act as owners of the business.
Burn Rate
The following table sets for information regarding historical awards granted and earned for the period between 2023 and 2025, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

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Share Element	2023	2024	2025
Stock Options Granted	49,000	64,050	63,950
Full-Value Awards Granted	117,270	164,056	144,946
Adjusted Full-Value Awards Granted (a)	234,540	328,112	289,892
Total Awards Granted (b)	283,540	392,162	353,842
Weighted average common shares outstanding during fiscal year	17,032,962	17,149,307	19,179,745
Annual Burn Rate	1.66%	2.29%	1.84%
Three-Year Average Burn Rate (c)			1.93%
(a) In accordance with corporate governance policy updates published by Institutional Shareholder Services (“ISS”), Adjusted Full-Value Awards Granted represents the total Time-Based and Performance-Based (at maximum) Full-Value Awards Granted, subject to a multiplier based on our recent historic stock price volatility. Based on our recent historical stock price volatility and ISS metrics, we have utilized a full-value award multiplier of 2.0 for purposes of calculating the 2023 through 2025 three-year average burn rate.
(b) Total Awards Granted represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted.
(c) As illustrated in the table above, our three-year average burn rate for the 2023 through 2025 period was 1.93%, which is below the ISS industry category burn rate threshold of 2.0%.
_______________________

Our Compensation Committee determined the size of reserved pool under the Amended Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our shareholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next 4.6 years.
Summary of the Amended Plan
The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit A, and the text of the Plan filed as Exhibit 10.12 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Administration. The Amended Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Corporation (including the Chief Executive Officer of the Corporation) the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Eligibility; Amended Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended Plan, subject to the discretion of the administrator. As of March 3, 2026, approximately 720 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes 11 executive officers, 642 employees who are not executive officers, 10 non-employee directors and 57 consultants. There are certain limits on the number of awards that may be granted under the Amended Plan. For example, no more than 600,000 shares of common stock may be granted in the form of incentive stock options.
Director Compensation Limit. The Amended Plan provides that the value of all awards awarded under the Amended Plan and all other cash compensation paid by the Corporation to any non-employee director in any calendar year shall not exceed $400,000.

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Minimum Vesting Period. The vesting period for each Award granted under the Amended Plan (other than cash-based Awards) must be at least equal to the minimum vesting period of one year, provided the following awards shall not be subject to such minimum vesting period: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its affiliates, (ii) shares delivered in lieu of fully vested cash awards, (iii) awards to non-employee directors that vest on earlier of the first anniversary of the date of grant and the next annual meeting of shareholders that is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Compensation Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan.
Stock Options. The Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Corporation and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Corporation by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited

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with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards shall not be paid unless and until such restricted stock awards vest).
Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Corporation through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the vesting or deferral period, dividend equivalent rights may be credited but may not be paid until such awards become vested or settled.
Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Change of Control Provisions. In the event of a “sale event,” as defined in the Amended Plan, awards under the Amended Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals will become earned and vested and the performance-based criteria will be deemed achieved or fulfilled at the greater of (i) the actual performance achieved, or (ii) the target level of performance applicable to the award, but prorated based on the elapsed proportion of the performance period as of the sale event. In addition, the Corporation may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc. The Amended Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that the Corporation is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Corporation’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued

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pursuant to any award are immediately sold and proceeds from such sale are remitted to the Corporation in an amount that would satisfy the withholding amount due.
Amendments and Termination. The Board of Directors may at any time amend or discontinue the Amended Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the Amended Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.
Effective Date of Plan. The Plan was approved by our Board of Directors on February 18, 2022. The Amended Plan will become effective upon the approval of the Amendment by our shareholders. Awards of incentive options may be granted under the Plan or the Amended Plan until April 26, 2032. No other awards may be granted under the Plan or the Amended Plan after the date that is ten years from the date of shareholder approval.
New Plan Benefits
The future awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Compensation Committee, and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees or non-employee directors under the Amended Plan.
Since the initial approval of the Plan on April 26, 2022 through March 3, 2026, the following number of equity awards have been granted to individuals and groups described in the table below. No other equity awards have been granted to any other individual under the Plan as of such date.

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Name of Beneficial Owner	Number of Shares of Common Stock Underlying Options Granted	Dollar Value	Exercise Price	Expiration Date	Market Value	Number of Shares of Common Stock Underlying Restricted Stock Unit Awards and Restricted Stock Awards Granted (a)	Dollar Value	Number of Shares of Common Stock Underlying Unrestricted Stock Awards Granted	Dollar Value
Named Executive Officers
Handy	—	—	—	—	—	101,136	$3,447,726	—	—
Noons	—	—	—	—	—	44,076	$1,502,551	—	—
Ohsberg	—	—	—	—	—	35,708	$1,217,286	—	—
Ryan	—	—	—	—	—	31,725	$1,081,505	—	—
Lora	—	—	—	—	—	29,665	$1,011,280	—	—
All current executive officers, as a group	—	—	—	—	—	152,256	$5,190,407	—	—
All current directors who are not executive officers, as a group	—	—	—	—	—	48,240	$1,644,502	—	—
Each Nominee for election as a director	—	—	—	—	—	—	—	—	—
Each associate of any such directors, executive officers or nominees	—	—	—	—	—	—	—	—	—
Each other person who received or is to receive 5 percent of such options, or rights	—	—	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	57,700	$2,798,450	$48.50	10/18/2032	$0	115,842	$3,949,054
	49,000	$1,294,580	$26.42	10/17/2033	$375,830
	64,050	$2,038,712	$31.83	12/23/2034	$144,753
	63,950	$1,969,021	$30.79	12/15/2035	$211,035
(a)Amounts reported includes both restricted stock unit grants and performance share unit grants assuming performance achievement at the highest level resulting in the maximum award.
_______________________

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 regarding shares of common stock of the Bancorp that may be issued under our existing equity compensation plans, including the 2003 Stock Incentive Plan, 2013 Stock Option and Incentive Plan and 2022 Long Term Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	859,636 (3)	$41.37 (4)	139,469 (5)
Equity compensation plans not approved by security holders	—	N/A	N/A
Total	859,636	$41.37	139,469

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(1)Does not include any shares already reflected in the Corporation’s outstanding shares.
(2)Consists of the 2003 Stock Incentive Plan, 2013 Stock Option and Incentive Plan and 2022 Long Term Incentive Plan. Under the 2013 Stock Option and Incentive Plan, the grant of any full value award (an award other than an option or a stock appreciation award) shall be deemed, for the purposes of determining the number of shares of stock available for issuance, as an award of 1.85 shares of stock for each such share subject to the award.
(3)For unearned and/or unvested performance share awards, amount represents the maximum number of performance shares that could be issued under existing awards. The actual shares issued may differ based on the attainment of performance goals and satisfaction of vesting requirements. Amount may include earned and vested performance shares that will be issued following a six-month delay, as required by the Code.
(4)Reflects the weighted average exercise price of outstanding stock options granted under the 2003 Stock Incentive Plan, 2013 Stock Option and Incentive Plan and 2022 Long Term Incentive Plan. Other award types do not have an exercise price and therefore, are not included.
(5)Consists of the 2022 Long Term Incentive Plan only, as there are no securities available for future grants under the 2003 Stock Incentive Plan or 2013 Stock Option and Incentive Plan
_______________________

Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.
Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long term capital gain, and any loss sustained will be a long term capital loss, and (ii) the Corporation will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.
If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short term or long term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 63

Other Awards. The Corporation generally will be entitled to a tax deduction in connection with other awards under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Corporation, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, the Corporation’s deduction for awards under the Amended Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Recommendation:    The Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 64

Proposal 4:	Non-binding Advisory Resolution on the Compensation of the Corporation’s Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC's implementing rules require that we include a "say-on-pay" vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future say-on-pay votes (commonly referred to as a “Say-on-Frequency" vote), with shareholders having the choice of every year, every two years or every three years. We last held a Say-on-Frequency vote at our 2023 annual meeting of shareholders, and the most votes were received for a frequency of every year. Our Board of Directors determined, in light of those results, that we will include a "say-on-pay" vote in our annual meeting proxy materials every year until the next required Say-on-Frequency vote.
The resolution that is the subject of this proposal is a non-binding advisory resolution regarding the compensation paid to our named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K.  Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by Washington Trust or the Board of Directors or to create or imply any change to the fiduciary duties of the Board.  Furthermore, because this non-binding advisory resolution primarily relates to compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions.  However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
Our compensation program is designed to deliver shareholder value by attracting, motivating and retaining our named executive officers, who are critical to our success, by offering a combination of base salary, as well as annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Corporation.  Please see “Compensation Discussion and Analysis” beginning on page 20 for additional information about our executive compensation programs.
We are committed to providing a strong pay for performance link, and as such, we allocate a significant portion of total compensation to performance-based elements. We believe that our compensation structure, which includes absolute and relative performance-based compensation elements, as well as the promotion of meaningful stock ownership through holding requirements and equity grant retention guidelines, promote sound management practices.
The Board of Directors values the opportunity to receive input from our shareholders on important matters such as the compensation of the Corporation’s executive officers. We appreciate our shareholders’ past support and approval of compensation programs. Our longstanding compensation principles of supporting the business strategy, paying for performance, providing competitive compensation and aligning with shareholder interests remain unchanged.  For these reasons, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the compensation of Washington Trust’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

Recommendation:    The Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 65

Other Information
Other Business
Management knows of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.

Expense of Solicitation of Proxies
The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation for such solicitation.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN,
YOUR VOTE IS IMPORTANT TO THE CORPORATION.

PLEASE COMPLETE, DATE AND SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.  YOU MAY ALSO VOTE YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE.

Submitted by order of the Board of Directors,
Kristen L. DiSanto
Corporate Secretary

March 17, 2026

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 66

EXHIBIT A

AMENDMENT NO. 1 TO THE
WASHINGTON TRUST BANCORP, INC.
2022 LONG TERM INCENTIVE PLAN
WHEREAS, Washington Trust Bancorp, Inc. (the “Corporation”) maintains the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (the “Equity Plan”), which was previously adopted by the Board of Directors of the Corporation (the “Board”) and approved by the shareholders of the Corporation; and
WHEREAS, the Board has determined that it is in the best interest of the Corporation to amend the Equity Plan as set forth in this Amendment No. 1 (this “Amendment”).
NOW, THEREFORE, the Equity Plan is amended as follows:
1.    Section 3(a) of the Equity Plan is hereby deleted in its entirety and replaced with the following:
(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,275,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Corporation’s 2013 Stock Option and Incentive Plan (the “Prior Plan”) that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Shares of Stock shall not be deemed to have been issued pursuant to the Plan (and shall again be available for issuance under the Plan) with respect to any portion of an Award (or, after the Effective Date, an award under the Prior Plan) that is settled in cash (other than in the case of Options or Stock Appreciation Rights, in which case shares of Stock having a Fair Market Value equal to the cash delivered shall be deemed issued pursuant to the Plan). Upon the exercise of a Stock Appreciation Right (or, after the Effective Date, exercise of a Stock Appreciation Right that was granted under the Prior Plan), the gross number of shares for which the Stock Appreciation Right is exercised shall be deemed issued and shall not again be available for issuance under the Plan. Any Shares that are withheld by the Company or tendered by a grantee (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of an Option granted under the Plan or the Prior Plan or (ii) to satisfy tax withholding obligations associated with an Option or Stock Appreciation Right granted under the Plan or the Prior Plan, shall not become available again for grant under the Plan. Any Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of an Option granted under the Plan or the Prior Plan shall not become available for grant under the Plan. In the event that after the Effective Date, withholding tax liabilities arising in connection with an Award (other than an Option or Stock Appreciation Right) under this Plan or the Prior Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares by the Corporation, then in each such case (other than in the case of such shares tendered or withheld in connection with the exercise of Options or Stock Appreciation Rights) the shares of Stock so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 1,275,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Corporation. After the Effective Date of the Plan, no further awards shall be granted under the Corporation’s 2013 Stock Option and Incentive Plan.”
2.    Effective Date of Amendment. This Amendment shall become effective upon the date that it is approved by the Corporation’s shareholders in accordance with applicable laws and regulations.
3.    Other Provisions. Except as set forth above, all other provisions of the Equity Plan shall remain unchanged.
4.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws and judicial decisions of the State of Rhode Island.

Washington Trust Bancorp, Inc. | 2026 Proxy Statement | 67

WASHINGTON TRUST BANCORP, INC.

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. ET on April 27, 2026. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WASH2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. ET on April 27, 2026. Have your proxy card available when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and be sure to click "Delivery Settings".

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83918-P45429 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WASHINGTON TRUST BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of four directors, nominated by the Board of Directors, each to serve for a three-year term and until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert A. DiMuccio, CPA
02) Sandra Glaser Parrillo
03) Debra M. Paul
04) Jeffrey M. Wilhelm

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V83919-P45429

WASHINGTON TRUST BANCORP, INC.
Annual Meeting of Shareholders
April 28, 2026 11:00 a.m. ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Edward O. Handy III and Robert A. DiMuccio or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of WASHINGTON TRUST BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m. ET on April 28, 2026, virtually at www.virtualshareholdermeeting.com/WASH2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side